Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 13, 2018 (the “Effective Date”), is by and among TFF Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Buyers, attached hereto as Exhibit A (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company has authorized the issuance of Series A Convertible Preferred Stock, par value $0.001 (the “Shares”) in accordance with the form of the Amended and Restated Certificate of Incorporation attached hereto as Exhibit B (the “Certificate”), which Shares shall be convertible into shares of the Company’s common stock, par value $0.001 (the “Common Stock”) (as converted, collectively, the “Conversion Shares”), in accordance with the terms of the Certificate.

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the aggregate number of Shares set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers.

D. At each Closing (as defined below), the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E. In connection with this offer and sale of the Shares (the “Offering”), the Company, together with National Securities Corporation (the “Placement Agent”), have entered into an escrow agreement, in the form attached hereto as Exhibit D (the “Escrow Agreement”), with Delaware Trust Company (the (“Escrow Agent”), to hold the Purchase Price (as hereinafter defined), to be released at each Closing to the Company, upon the written consent of the Company and the Placement Agent.

F. The Shares and the Conversion Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1. AUTHORIZATION, SALE AND ISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK.

(a) Authorization. The Company will, prior to the Initial Closing Date (as defined below), authorize (a) the sale and issuance of the Shares, having the rights, privileges, preferences and restrictions set forth in the Certificate; and (b) the reservation of Conversion Shares for issuance upon conversion of the Shares.

(b) Series A Convertible Preferred Stock. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on each Closing Date, the number of Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers.

(c) Closing. The closing of the purchase of the Shares by the Buyers shall occur at one or more closings (each of which is referred to as a “Closing” and the date of each is referred to as a “Closing Date”). Each Closing shall take place at the offices of Greenberg Traurig, LLP, 3161 Michelson Drive, Suite 1000, Irvine, CA 92612. The date and time of the initial Closing (the “Initial Closing Date”) shall be 11:00 a.m., New York time, on the first Business Day on which the conditions to the initial Closing (“Initial Closing”) set forth in Sections 6 and 7 below are satisfied or waived (or such later date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(d) Purchase Price. The aggregate of all Shares purchased and sold shall be no less than Eight Million Dollars ($8,000,000) at a cash purchase price of $2.50 per share (the “Per Share Purchase Price”). The aggregate purchase price for the Shares to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers.

(e) Payment of Purchase Price; Delivery of Shares. On each Closing Date, (i) each Buyer shall pay its respective Purchase Price to the Company through the Escrow Agent for their respective Shares to be issued and sold to such Buyer at such Closing, and (ii) the Company shall deliver to each Buyer either (A) a certificate registered in such Buyer’s name (representing the number of Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers) or (B) an irrevocable instruction letter to the Company’s transfer agent to issue a certificate registered in such Buyer’s name (representing the number of Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers) and deliver such certificate to the Buyer as soon thereafter as possible.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants to the Company with respect to only itself that:

(a) Organization; Authority. Such Buyer (i) if an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder, or (ii) if an individual, has the legal capacity to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Such Buyer (i) is acquiring its Shares, and (ii) upon conversion of its Shares will acquire the Conversion Shares issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities in violation of applicable securities laws.

(c) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(e) Information. Such Buyer and its advisors, if any, have been furnished with the Company’s private placement memorandum, dated March 7, 2018, (the “Private Placement Memorandum”), and all other materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities, and it is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement. Such Buyer believes that it has received all the information such Buyer considers necessary or appropriate for deciding whether to purchase the Securities. Such Buyer understands that such discussions, as well as any information provided by the Company, including the Private Placement Memorandum, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The foregoing provisions of this Section 2(e), however, do not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Buyers to rely thereon.

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement or Section 4(g) hereof: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel to such Buyer, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance and documentation as may be requested by the Company or its legal counsel that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and constitutes the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) Buyer’s Principal Residence/Office. The address of Buyer’s principal residence, if Buyer is a natural Person, or principal office, if Buyer is a non-natural Person, such as a corporation, limited liability company or other entity, is set forth in column (2) of the Schedule of Buyers.

(k) No Engagements. Such Buyer has not engaged any brokers, finders or agents, and the Company has not, nor will, incur, directly or indirectly, as a result of any action taken by such Buyer, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the transactions consummated under this Agreement. Neither such Buyer, nor any of Buyer’s officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder: (i) engaged in or received any general solicitation or (ii) published or received any advertisement in connection with the offer or sale of the Securities.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Buyer as of the date of this Agreement and as of the Initial Closing Date and on each subsequent Closing Date (except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such dates) that:

(a) Organization and Qualification. The Company is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not be reasonably expected to have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Company, either individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents, or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents. The Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.” Additionally, to the extent that any Subsidiary is hereafter created, and the context of the provision of this Agreement would ordinarily include a Subsidiary, then the term “Company” will be deemed to include such Subsidiary.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Shares) have been duly authorized by the Company’s board of directors or other governing body, as applicable, and (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its respective boards of directors or the stockholders or other governing body. The Shares, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof under the terms thereof. This Agreement has been, and the other Transaction Documents will be prior to the Initial Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in the Registration Rights Agreement) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the consummation of the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Conversion Shares. The Conversion Shares, when issued in accordance with the terms of the Certificate, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof under the terms thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Company shall have reserved from its duly authorized capital stock not less than one hundred ten percent (110%) of the maximum number of Conversion Shares issuable upon conversion of the Shares in accordance with the terms of the Certificate. Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares, the Conversion Shares upon conversion of the Shares, the reservation for issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) (including, without limitation, the Certificate or any other certificate of designation contained therein) or other organizational documents of the Company, any capital stock of the Company or Bylaws (as defined below) of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(e) Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Initial Closing have been obtained or made on or prior to the Initial Closing Date, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an “affiliate” (as defined in Rule 144) of the Company or (ii) to its knowledge, a “beneficial owner” of more than ten percent (10%) of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities and Exchange Act of 1934 Act, as amended (“1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its respective representatives.

(g) No General Solicitation; Placement Agent’s Fees. Except as set forth in Schedule 3(g) attached to the Disclosure Letter, neither the Company nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any Placement Agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. Other than the Placement Agent, the Company has not engaged any placement agent or other broker or dealer in connection with the offer or sale of the Securities.

(h) No Integrated Offering. None of the Company or, to the Company’s knowledge, any of its affiliates, nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company (other than any required approval of holders of a majority of the outstanding common stock of the Company received before the Initial Closing) under any applicable stockholder approval provisions. None of the Company, nor its affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares may increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Shares in accordance with this Agreement and the Certificate is absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company.

(k) Placement Documents. The Private Placement Memorandum provided to the Buyers in connection with the sale of the Shares, at the time of the date thereon, as it may be amended from time to time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No other information provided by or on behalf of the Company to any of the Buyers taken together with such Private Placement Memorandum contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

(l) Absence of Certain Changes. Since the date of the Company’s Private Placement Memorandum, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company. Since the date of the Company’s Private Placement Memorandum, the Company has not (i) declared or paid any dividends (whether by cash, property or securities), (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. The Company has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at each Closing, will not be Insolvent (as defined below). “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined below), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company intends to incur or believe that it will incur debts that would be beyond its ability to pay as such debts mature.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. The Company has no knowledge of any event, liability, development or circumstance that has occurred or exists, or that is reasonably expected to occur or exist with respect to the Company or any of its business, properties, liabilities, operations (including results thereof) or condition (financial or otherwise), that (i) could have a material adverse effect on any Buyer’s investment hereunder or (ii) could have a Material Adverse Effect.

(n) Conduct of Business; Regulatory Permits. The Company is not in violation of any term of or in default under its Certificate of Incorporation or Bylaws. The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, and the Company will not conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. The Company possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Foreign Corrupt Practices. The Company and, to its knowledge, none of its directors, officers, agents, employees or other Persons acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Sarbanes-Oxley Act. The Company is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated by the SEC thereunder.

(q) Transactions With Affiliates. Except as set forth on Schedule 3(q) attached to the Disclosure Letter and in the Private Placement Memorandum, none of the officers, directors, employees, consultants or affiliates of the Company is presently a party to any transaction with the Company (other than for ordinary course services as employees, officers, consultants or directors and immaterial transactions), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or affiliate or, to the knowledge of the Company, any corporation, partnership, trust or other Person in which any such officer, director, employee or affiliate has a substantial interest or is an employee, officer, director, trustee or partner.

(r) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists solely of 45,000,000 shares of Common Stock, none of which are issued and outstanding and no shares are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Shares), and 6,000,000 shares of Series A Preferred Stock, none of which are issued or outstanding as of the date of this Agreement. No approval of the shareholders is required for the issuance of the Shares or the Conversion Shares or any of the Convertible Securities. No shares of Common Stock are held in treasury. Upon the Initial Closing, 4,000,000 shares of the Company’s common stock (the “Parent Shares”) will be issued to Lung Therapeutics, Inc., a Texas corporation (“Parent”), and such shares will be owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company. Upon the Initial Closing, the Parent Shares shall be duly authorized and upon issuance at the Initial Closing, such shares shall be validly issued, fully paid and non-assessable. To the Company’s knowledge, no Person, other than Parent following the Initial Closing, beneficially owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding in the private placement documentation that such identified Person is a 10% stockholder for purposes of federal securities laws). (i) None of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company (except pursuant to the Plan, an agreement to issue common stock to the Placement Agent described in Section 3(g) and an agreement to issue common stock in connection with certain patent and intellectual property services); (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or by which the Company is or may become bound; (iv) there are no financing statements securing obligations in any amounts filed in connection with the Company; (v) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement and a warrant issued to the Placement Agent); (vi) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (viii) the Company has not issued any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to the Buyers true, correct and complete copies of the Certificate and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. “Convertible Securities” means preferred stock, options, warrants or other securities directly or indirectly convertible into, exchangeable for or exercisable for Common Stock of the Company.

(s) Indebtedness and Other Contracts. The Company, except as disclosed on Schedule 3(s) attached to the Disclosure Letter or in the Private Placement Memorandum, (i) has no outstanding Indebtedness (as defined below), (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is not in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above. “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(t) Absence of Litigation. Except as set forth on Schedule 3(t) attached to the Disclosure Letter, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Company. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC or other United States governmental agency involving the Company or any current or former director or officer of the Company.

(u) Employee Relations. The Company is not a party to any collective bargaining agreement or employs any member of a union. The Company believes that its relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the Company’s knowledge, no executive officer or other key employee of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v) Title. The Company has good and marketable title to all personal property owned by it which is material to the business of the Company, in each case, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company.

(w) Intellectual Property Rights. To the Company’s knowledge, the Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct is business as now conducted and as presently proposed to be conducted. None of the Company’s Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company has no knowledge of any infringement by the Company of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights.

(x) Environmental Laws. The Company (i) is in compliance with all Environmental Laws (as defined below), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business, and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y) Tax Status. The Company (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(z) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship involving the Company in respect of an off-balance sheet entity that would be required to be disclosed by the Company in a 1934 Act filing or that otherwise could be reasonably likely to have a Material Adverse Effect.

(aa) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” or, to the knowledge of the Company, an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(bb) U.S. Real Property Holding Corporation. The Company is not, and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Buyer’s request.

(cc) Transfer Taxes. On each Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(dd) Bank Holding Company Act. The Company is not subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor, to its knowledge, any of its affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor, to its knowledge, any of its affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ee) Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(ff) Public Utility Holding Act. The Company is not a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(gg) Federal Power Act. The Company is not subject to regulation as a “public utility” under the Federal Power Act, as amended.

(hh) No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(ii) Real Property. The Company holds good title to all real property, leases in real property, or other interests in real property stated as owned or held by the Company (the “Real Property”). The Real Property is free and clear of all mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Encumbrances”) and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (i) liens for current taxes not yet due, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Any Real Property held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

(jj) Fixtures and Equipment. The Company has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s business in the manner as conducted prior to each Closing. The Company owns all of its Fixtures and Equipment free and clear of all Encumbrances except for (i) liens for current taxes not yet due, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(kk) Illegal or Unauthorized Payments; Political Contributions. The Company nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any other business entity or enterprise with which the Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

(ll) Money Laundering. The Company is in compliance with, and has not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(mm) Qualified Small Business Stock. As of and immediately following the Closing: (i) the Company will be an eligible corporation as defined in Section 1202(e)(4) of the Code, (ii) the Company will not have made purchases of its own stock described in Code Section 1202(c)(3)(B) during the one (1) year period preceding the Closing, except for purchases that are disregarded for such purposes under Treasury Regulation Section 1.1202-2, and (iii) the Company’s aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between its incorporation and through the Closing have exceeded $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3); provided, however, that in no event shall the Company be liable to the Buyers or any other party for any damages arising from any subsequently proven or identified error in the Company’s determination with respect to the applicability or interpretation of Code Section 1202, unless such determination shall have been given by the Company in a manner either grossly negligent or fraudulent.

(nn) Disclosure. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting the transactions consummated hereunder. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Private Placement Memorandum, the Disclosure Letter and the schedules to this Agreement, furnished by or on behalf of the Company does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4. COVENANTS.

(a) Best Efforts. Each Buyer shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b) Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Placement Agent promptly after such filing. The Company shall, on or before the Initial Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Placement Agent at each Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to each Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required in connection with the consummation of the transactions consummated hereunder under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, foreign, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

(c) Reporting Status. After the date the Company becomes subject to the periodic reporting requirements under Sections 13 or 15(d) of the 1934 Act, as amended from time to time, together with the regulations promulgated thereunder (a “Reporting Company”), and until the date on which the Buyers shall have sold all of the Registrable Securities (such period, to end in any event, whether or not such securities have been sold, not later than five years after such date, the “Reporting Period”), the Company shall use commercially reasonable efforts to timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination unless such termination is approved by the holders of a majority stockholders of the voting power of the Company, or unless no Buyer has demand registration rights under the Registration Rights Agreement or unless no Buyer is a holder of record of Conversion Shares (collectively, the “Termination Conditions”).

(d) Use of Proceeds. The Company shall use the proceeds from the sale of the Shares for general corporate purposes, as set forth in the Private Placement Memorandum; provided, however, that the Company shall not use any of the proceeds to make or repay loans to any officer or director of the Company.

(e) Listing. In connection with the Company becoming a Reporting Company, the Company shall in connection with any proper demand for registration of Registrable Securities under the Registration Rights Agreement (if the same has not previously occurred) promptly secure the listing or designation for quotation (as the case may be) of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall thereafter maintain such listing or designation for quotation (as the case may be) of all Registrable Securities from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system unless one of the Termination Conditions has occurred. During any period that the Common Stock is listed or designated, the Company shall use commercially reasonable efforts to maintain the Common Stock’s listing or designation for quotation (as the case may be) on The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (each, an “Eligible Market”). During the Reporting Period, the Company shall use commercially reasonable efforts not to take any action which could be reasonably expected to prevent a listing or result in the delisting or suspension of the Common Stock from an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f) Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby and resulting from the retention by the Company of any placement agent, financial advisor or broker (including, without limitation, any fees payable to the Placement Agent, who is the Company’s sole placement agent in connection with the transactions contemplated by this Agreement). Except when such Buyer has breached Section 2(k) hereof, the Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(g) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other bona fide loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer making a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a holder of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(h) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred ten percent (110%) of the maximum number of Conversion Shares issuable upon conversion of the Shares.

(i) Conduct of Business. So long as any of the Securities are held by the Buyers and their successors in interest and assigns, the business of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(j) Subsequent Placements. So long as the Shares are outstanding, the Company shall, without the prior written consent (the “Required Buyers Consent”) of the Required Buyers (as defined below), be prohibited from effecting or entering into an agreement to effect any offering or placement of equity or equity linked securities of the Company, including without limitation any shares of Series A Preferred Stock that remain authorized and unissued following the termination of the offering pursuant to this Agreement (“Subsequent Placement”). The Required Buyers Consent may include the Required Buyers requiring the Company to provide additional rights to the Holders in connection with any Subsequent Placement including, without limitation, right of participation, increase in the amount of the Stated Value (as defined in the Certificate) and additional redemption rights. Notwithstanding anything to the contrary herein, the term “Subsequent Placement” shall not include (i) a firm commitment underwritten initial public offering through a registered broker-dealer (an “IPO”), (ii) with the prior written consent of Liquid Venture Partners, LLC, an affiliate of the Placement Agent (“LVP”), a placement (or series of placements), based on a pre-issuance valuation of the Company of at least the product of: (A) the total number of issued and outstanding Common Stock and Common Stock Equivalents (on a converted basis) immediately prior to the Subsequent Placement issuance, multiplied by (B) the product of: (x) the Per Share Purchase Price, multiplied by (y) two, and in which in the aggregate gross proceeds to the Company do not exceed $2 million, or (iii) the issuance of equity or equity linked securities, other than Series A Preferred Stock, based on a pre-issuance valuation of the Company of at least the product of: (A) the total number of issued and outstanding Common Stock and Common Stock Equivalents (on a converted basis) immediately prior to the Subsequent Placement issuance, multiplied by (B) the product of: (x) the Per Share Purchase Price, multiplied by (y) two, to one or more of the Company’s strategic partners and/or licensors in consideration of non-cash assets or license rights from the strategic partner or licensor, which issuances in the aggregate shall not exceed securities worth $5 million. All shares of Common Stock issued or issuable pursuant to the securities of the Company issued under this Section 4(j) shall be subject to the 12 month lock-up set forth in Section 4(t). “Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(k) Change of Control. Prior to an IPO, the Company may not effect a Change of Control without the prior written consent of the Required Buyers. “Change of Control” means (x) the acquisition of the Company by another entity by means of any transaction (including, without limitation, any stock acquisition, reorganization, merger or consolidation) that contemplates an enterprise value of the Company of less than the product of: (A) the total number of issued and outstanding Common Stock and Common Stock Equivalents (on a converted basis) immediately prior to the effective date of the Change of Control, multiplied by (B) the product of: (i) the Per Share Purchase Price, multiplied by (ii) two, or (y) a sale of all or substantially all of the assets of the Company (including, for purposes of this section, the sale or exclusive license of intellectual property rights which, in the aggregate, constitutes substantially all of the corporation’s material intellectual property assets for an aggregate purchase price of less than the product of: (A) the total number of issued and outstanding Common Stock and Common Stock Equivalents (on a converted basis) immediately prior to the effective date of the Change of Control, multiplied by (B) the product of: (i) the Per Share Purchase Price, multiplied by (ii) two.). In the event of a Change of Control, each Buyer shall have the right but not the obligation, by providing a written request to the Company prior to the effective date of the Change of Control event, to require the Company to purchase some or all of such Buyer’s Shares outstanding at a purchase price per Share equal to the product of: (A) two, multiplied by (B) the Per Share Purchase Price (the “Put Option Right”). The Company shall not enter into any Change of Control transaction pursuant to which it would be unable to purchase back all of the issued and outstanding Shares then held by the Buyers (including their assignees) at the time of proposed Change of Control event pursuant to a full exercise by all of the Buyers (including their assignees) of their Put Option Right.

(l) Variable Rate Transaction. Notwithstanding anything in this Agreement to the contrary, until the later of none of the Shares not having been converted to Conversion Shares or three years after the Company becomes a Reporting Company, the Company shall be prohibited from effecting or entering into any Subsequent Placement involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an “equity line of credit” or an “at the market offering”) whereby the Company may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Buyer shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, the offer or sale of the Series A Preferred Stock shall not be deemed to be a Variable Rate Transaction.

(m) Passive Foreign Investment Company. For the period ending on the third year anniversary after the Company becomes a Reporting Company, the Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(n) Restriction on Redemption and Cash Dividends. So long as any Shares are outstanding and have not been converted to Conversion Shares, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Required Buyers.

(o) Corporate Existence. So long as any Shares are outstanding and have not been converted to Conversion Shares, the Company shall maintain its corporate existence and shall not sell, assign or transfer all or substantially all of the Company’s assets.

(p) Board of Directors; Size. So long as any Shares are outstanding and have not been converted to Conversion Shares, the Company will, within one hundred twenty (120) days of the Effective Date, have a board of directors and committees thereof that conform to the requirements of Nasdaq Listing Rule 5605 applicable to smaller reporting companies. So long as the Shares are outstanding, LVP shall have the right to advise and require its written consent on all board of director nominees, provided however, such consent shall not be unreasonably withheld. Subject to any legal rights under Delaware law of the stockholders, the board of directors of the Company and committees thereof shall conform to Nasdaq Listing Rule 5605 and the foregoing sentence for so long as any Shares are outstanding and have not been converted to Conversion Shares, except as approved by LVP, which approval may be withheld in its discretion and subject to reasonable conditions, including the requirement of additional independent directors.

(q) Intellectual Property Strategy. Within three months following the Effective Date, the Company will adopt an intellectual property strategy reasonably acceptable to LVP, and provide a written summary of the strategy to the Placement Agent.

(r) Incentive Equity. The Company has adopted an incentive stock or equity award plan (the “Plan”) that is attached hereto as Exhibit E and which provides for awards of up to 1,630,000 shares of Common Stock. As of the Effective Date, 1,630,000 shares of Common Stock remain eligible for issuance under the Plan for future issuance (the “Reserved Shares”). The Company hereby agrees that prior to the closing of the IPO, the Company shall only issue “Options” (as defined in the Plan) under the Plan and that the exercise price per share for any Options issued prior to the final Closing shall not be less than the Per Share Purchase Price. Following the completion of the Offering, up to and including the date of an IPO, the Reserved Shares shall not represent in excess of fifteen percent (15%) of the number of fully diluted shares of Common Stock. The Plan will not be amended to increase the number of shares subject thereto until the Company becomes a Reporting Company or with the approval of the Required Buyers. By each Buyer’s execution and delivery of this Agreement, each Buyer hereby consents to the adoption by the Company of the Plan attached hereto as Exhibit E as of the date each Buyer acquires the Shares purchased by each such Buyer.

(s) Independent Accountants. Within three months after the date of initial issuance of the Shares, the Company will engage independent certified public accountants, which firm is actively registered with the PCAOB, to perform an audit of the financial statements that would be necessary and sufficient to meet the filing requirements of a registration statement for the registration of securities of the Company either for issuance by the Company or resale of the Conversion Shares, which audit will be completed no later than nine (9) months after the date of the initial issuance of the Shares.

(t) Lock Up. In connection with the IPO, the Company will use its best efforts to obtain lock-up agreements from all officers, directors and employees of the Company and Parent, any direct or beneficial owner of five percent (5%) or more of the Common Stock (excluding any Conversion Shares for purposes of calculating the five percent (5%)), and National Securities Corporation (“NSC”) and any beneficial holders of shares of Common Stock who are affiliates of NSC in respect of shares of Common Stock issued upon exercise of any warrants issued in connection with the offering by the Company of the Shares (the “Financing Shares”) (for clarity, the lock up for NSC and its affiliates will not apply to any other shares of Common Stock, including any shares of Common Stock acquired in the public markets); the foregoing lock up to extend for a period of 12 months after the effective date of the registration statement for the IPO.

(u) Investor Market Stand-Off. In connection with the IPO, if any, each Buyer hereby agrees that, for one hundred eighty (180) days from the effective date of such registration (the “Restricted Period”), it will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired or with respect to which such Buyer has or hereafter acquires the power of disposition; or (ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock, whether any transaction described in clause (i) or (ii) is to be settled by delivery of Common Stock, other securities, in cash or otherwise, without the prior written consent of the managing or lead underwriter of such offering. In order to enforce the restrictions agreed to by Buyer in this Section 4(u), the Company may impose stop-transfer instructions with respect to any security acquired under or subject to this Agreement until the end of the Restricted Period. The Company’s underwriters shall be third-party beneficiaries of the restrictions set forth in this Section 4(u).

(v) IPO Commitment. The Company shall, no later than the date that is seven (7) months following the final Closing Date of the Offering, subject to extension upon the prior written approval of the Required Holders (such date, hereinafter, the “Form S-1 Filing Due Date”), file with or submit confidentially to the SEC a registration statement on Form S-1 (or any successor from thereto) to register and sell Common Stock in an IPO and complete the IPO no later than the date that is the 14 month anniversary of the Form S-1 Filing Due Date, subject to extension upon the prior written approval of the Required Holders.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Shares and, if issued, the Conversion Shares in which the Company shall record the name and address of the Person in whose name the Shares and/or Conversion Shares have been issued (including the name and address of each transferee), the aggregate number of Shares or Conversion Shares held by such Person, and any tax related information required to be maintained. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. If a Buyer effects a sale, assignment or transfer of the Conversion Shares, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at the Depository Trust Company (“DTC”) in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d) below. The Company acknowledges that a breach by it of its obligations under this Section 5(b) will cause irreparable harm to each Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that each Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent on each Effective Date (as defined and provided in the Registration Rights Agreement), provided that the applicable Buyer(s) or its or their representatives and/or brokers have provided the documentation to counsel reasonably necessary or required for the basis of such legal opinion. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c) Legends. Each Buyer understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “Blue Sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN]/[THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) above or any other legend (i) while a registration statement (including a Registration Statement) covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that a Buyer provides the Company with reasonable assurances that such Securities are eligible and will remain for sale, assignment or transfer under Rule 144 which shall not include an opinion of counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made and thereafter made without registration under the applicable requirements of the 1933 Act, or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC, provided that Buyer provides the Company with a reasonable description of the authority Buyer is relying upon). If the Company is a Reporting Company and a legend is not required pursuant to the foregoing, the Company, at its expense, shall no later than two (2) Business Days following the delivery by a Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section 5(d), as directed by such Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Conversion Shares, credit the aggregate number of shares of Common Stock to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with the DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch for delivery (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee (the date by which such credit is so required to be made to the balance account of such Buyer’s or such Buyer’s nominee with DTC or such certificate is required to be delivered to such Buyer pursuant to the foregoing is referred to herein as the “Required Delivery Date”).

(e) Failure to Timely Deliver; Buy-In. If the Company is a Reporting Company and the Company improperly fails to (i) issue and dispatch for delivery (or cause to be so dispatched) to a Buyer by the Required Delivery Date a certificate representing the Securities so delivered to the Company by such Buyer that is free from all restrictive and other legends or (ii) credit the balance account of such Buyer’s or such Buyer’s nominee with DTC for such number of Conversion Shares so delivered to the Company, and if on or after the business day immediately following the Required Delivery Date such Buyer (or any other Person in respect, or on behalf, of such Buyer) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Buyer of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that such Buyer so anticipated receiving from the Company without any restrictive legend, then, in addition to all other remedies available to such Buyer, the Company shall, within five (5) Business Days after such Buyer’s request and in such Buyer’s sole discretion, either (x) pay cash to such Buyer in an amount equal to such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit such Buyer’s balance account shall terminate and such shares shall be cancelled, or (y) promptly honor its obligation to so deliver to such Buyer a certificate or certificates or credit such Buyer’s DTC account representing such number of shares of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Conversion Shares that the Company was required to deliver to such Buyer by the Required Delivery Date multiplied by (B) the lowest closing sale price of the Common Stock on any Business Day during the period commencing on the date of the delivery by such Buyer to the Company of the applicable Conversion Shares and ending on the date of such delivery and payment under this clause (y).

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) The obligation of the Company hereunder to issue and sell the Shares to each Buyer at a Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the other Transaction Documents to which it is a party and a Rule 506 “Bad Actor” Questionnaire, and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Escrow Agent on behalf of the Company the Purchase Price for the Shares being purchased by such Buyer at such Closing by check in collected funds through the Escrow Agent or wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of such Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to such Closing Date.

(iv) A minimum of 3,200,000 Shares, for the minimum gross proceeds of $8,000,000, are purchased by the Buyers at the Initial Closing.

(v) Such Buyer shall have received from the Company a copy of the written consent executed by The University of Texas at Austin (“UTA”) pursuant to which UTA shall have consented to the assignment of that certain Patent License Agreement No. PM1504101, dated as of July 8, 2015, by and between Parent and UTA (the “PLA”), to the Company.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a) The obligation of each Buyer hereunder to purchase its Shares at a Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer either (A) a certificate registered in such Buyer’s name (representing the number of Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers) or (B) an irrevocable instruction letter to the Company’s transfer agent to issue a certificate registered in such Buyer’s name (representing the number of Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers) and deliver such certificate to the Buyer as soon thereafter as possible.

(ii) The Buyers shall have received an opinion of Greenberg Traurig, LLP, the Company’s counsel, dated the date of the Initial Closing, stating that the Company is duly incorporated, the Transaction Documents have been duly authorized, that the Shares are be duly authorized, fully paid and non-assessable and that the Conversion Shares, if and when issued will be duly authorized, fully paid and non-assessable, which opinion may be subject to such assumptions and conditions are normally set forth in opinions of legal counsel in respect of such matters.

(iii) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of such Closing Date.

(iv) The Company shall have delivered to such Buyer a certificate or other reasonably acceptable evidence evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days of such Closing Date.

(v) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the Company’s jurisdiction of incorporation within ten (10) days of such Closing Date.

(vi) The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company as in effect at the Closing.

(vii) Each and every representation and warranty of the Company shall be true and correct as of the applicable Closing Date in all material respects (except for representations and warranties that include an express materiality qualification, which shall be true and correct in all respects and, except further, representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date (except for covenants, agreements and conditions that include an express materiality qualification, which shall performed, satisfied or complied in all respects. Such Buyer shall have received a certificate, executed by the President of the Company, dated as of the applicable Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form reasonably acceptable to such Buyer.

(viii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(ix) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(x) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xi) The Company shall not have amended, modified, waived compliance with or terminated, revoked or rescinded in any manner or respect (and the Company shall not have taken any action, or permitted any action to be taken (whether through the Company’s inaction or otherwise), that has a similar effect to any of the foregoing) any provision of any of material agreements and all of such agreements shall be in full force and effect.

(xii) The Company shall have delivered to such Buyer a letter dated as of the Initial Closing Date, in a form reasonably acceptable to such Buyer, executed by the Company (the “Disclosure Letter”).

(xiii) The Company shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(xiv) A minimum of 3,200,000 Shares, for the minimum gross proceeds of $8,000,000, are purchased by the Buyers at the Initial Closing.

(xv) The Company shall have delivered a copy of the fully executed UTA Assignment Consent to such Buyer.

8. TERMINATION.

(a) This Agreement may be terminated prior to the Initial Closing:

(i) by written agreement of the Buyers and the Company; or

(ii) by either the Company or a Buyer (as to itself but no other Buyer) upon written notice to the other, if the Initial Closing shall not have taken place by 4:30 p.m. Eastern time on June 30, 2018, subject to extension to December 31, 2018 pursuant to the mutual agreement of the Company and the Placement Agent; provided, that the right to terminate this Agreement under this Section 8(a)(ii) shall not be available to any party whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

(b) No termination of this Agreement shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(f) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company, or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, and the Company and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and any Buyer, or any instruments any Buyer received from the Company prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Buyers, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such amendment shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Buyers may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents who are holders of Shares. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Buyers” means Buyers having Purchase Prices in the aggregate that are at least equal to a majority of the aggregate Purchase Price for all Buyers.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

TFF Pharmaceuticals, Inc.

2801 Via Fortuna

Suite 425

Austin, Texas 78746

E-mail: rmllsjr@aol.com
Attention: Robert Mills, Jr.

with a copy (for informational purposes only) to:

Greenberg Traurig, LLP

3161 Michelson Drive, Suite 1000

Irvine, CA 92612

Facsimile: (949) 732-6501

E-mail: DonahueD@gtlaw.com
Attention: Daniel K. Donahue, Esq.

If to a Buyer, to its address, facsimile number or e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

LKP Global Law, LLP

1901 Avenue of the Stars

Suite 480

Los Angeles, CA 90067

Facsimile: (424) 239-1882

E-mail: kleung@lkpgl.com
Attention: Kevin K. Leung, Esq.

or to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including, as contemplated below, any assignee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Buyers, except in the event of a Change of Control. A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing and shall expire on the conversion of the Shares into Conversion Shares. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements for one (1) counsel to all the Buyers (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents or (c) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) or which otherwise involves such Indemnitee that arises out of or results from (i) the execution, delivery, performance or successful enforcement of any of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement. No Indemnitee shall be entitled to indemnification under this Section 9(k) to the extent an Indemnified Liability arises out of the gross negligence or willful misconduct of such Indemnitee.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for stock dividends, stock splits, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

(m) Remedies. Each Person having any rights under any provision of this Agreement shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in The Wall Street Journal on the relevant date of calculation.

(p) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Buyer, solely, and not between the Company and the Buyers collectively and not between and among the Buyers.

[Signature pages follow]

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

TFF PHARMACEUTICALS, Inc.

By:	/s/ Robert S. Mills
Robert S. Mills,
Chief Executive Officer

[Buyer Signature Page Follows]

BUYER SIGNATURE PAGE FOR SECURITIES PURCHASE AGREEMENT

TFF PHARMACEUTICALS, Inc.

[Buyer’s signature to be provided by way of its execution of the Omnibus Signature Page to the Agent’s “Omnibus Signature Page and Investor Questionnaire” with respect to this Offering.]

BUYER ADDENDUM RE ESCROW

( this information is required )

By signing above the above signed Buyer hereby certifies and confirms that: In the event that the Escrow Agent makes a disbursement to the above signed Buyer, which may or may not occur, such Buyer hereby confirms that such disbursement is to be made by wire transfer using the following wire transfer instructions. The Escrow Agent, the Company and the Placement Agent can rely on this confirmation and I will not revoke this confirmation unless I confirm to the Company on this form replacement wire transfer instructions at least two Business Days before revoking this confirmation. The Company may instruct the Escrow Agent to, or the Escrow Agent may on its own, withhold any such disbursement until the Company is reasonably satisfied and the Escrow Agent is satisfied in its sole discretion with the instructions and procedures for making such disbursement.

Bank Name: ____________________

Bank Address: ____________________

ABA Number: ____________________

Account Number: ____________________

Account Name: ____________________

Reference: ____________________

EXHIBIT A

SCHEDULE OF BUYERS

EXHIBIT B

CERTIFICATE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TFF PHARMACEUTICALS, INC.

A Delaware Corporation

(Pursuant to Sections 241 and 245 of the

General Corporation Law of the State of Delaware)

TFF Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is TFF Pharmaceuticals, Inc., and that this corporation was originally incorporated pursuant to the DGCL on January 24, 2018.

2. The corporation has not received payment for any of its stock.

3. This Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with Sections 241 of the DGCL, and restates, integrates and further amends the provisions of the corporation's certificate of incorporation as follows:

FIRST: The name of this corporation is TFF Pharmaceuticals, Inc. (the “Corporation”).

SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH: The total number of shares of stock which this Corporation shall have authority to issue is Fifty One Million (51,000,000) shares, divided into two classes of: (a) Forty Five Million (45,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”), and (b) Six Million (6,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), all of which Preferred Stock has been designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”).

A. COMMON STOCK

1. Voting. Except as may otherwise be provided in this Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended or amended and restated, this “Certificate of Incorporation”) or by applicable law, each holder of Common Stock, as such, shall be entitled to one (1) vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

2. Dividends. Subject to the applicable laws of the State of Delaware, the applicable provisions of this Certificate of Incorporation, and the rights, if any, of the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of Article FOURTH hereof, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors of the Corporation (the “Board”) in its discretion shall determine.

3. Liquidation Rights. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, in the event of a Liquidation Event (as hereinafter defined), the holders of the Common Stock shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them.

B. PREFERRED STOCK

The powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the Series A Preferred Stock are as follows:

1. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

2. Definitions. In addition to the terms defined elsewhere in this Certificate of Incorporation, the following terms have the meanings indicated:

“Announced IPO Date” shall have the meaning given in Section 8(e).

“Business Day” means any day other than Saturday, Sunday and any day on which banks are required or authorized by law to be closed in the State of Texas.

“Closing Date” has the meaning given to it in Section 1(c) of the Securities Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Conversion Amount” means the sum of the Stated Value plus all accrued and unpaid Dividends thereon, plus any other unpaid amounts due to the Holders under this Certificate of Incorporation.

“Conversion Price” shall have the meaning given in Section 8.

“Dividend Rate” means a percentage of the Stated Value per share, as adjusted for any stock split, stock dividend, stock combination or other similar transactions with respect to the Series A Preferred Stock, of six percent (6%) per annum, provided, that if an Event of Default shall have occurred and be continuing, the Dividend Rate shall automatically be increased to twelve percent (12%) per annum during the period of such Event of Default, until such Event of Default is later cured.

“Event of Default” shall have the meaning given in Section 17.

“Holder” means any holder of Series A Preferred Stock.

“IPO” means a firm commitment underwritten initial public offering of the Corporation’s Common Stock pursuant to a registration statement filed on Form S-1 (or any successor from thereto) that is declared effective by the SEC and consummated prior to the Redemption Date.

“IPO Notice” shall have the meaning given in Section 8(e).

“IPO Price to Public” means the price to public specified in the IPO registration statement.

“Junior Securities” means the (i) Common Stock and all other equity or equity equivalent securities of the Corporation, and (ii) all equity or equity equivalent securities issued by the Corporation after the Original Issue Date that do not rank senior to or pari passu with the Series A Preferred Stock.

“Offering” has the meaning given to it in Recital E. of the Securities Purchase Agreement.

“Original Issue Date” means the date of the first issuance of any shares of the Series A Preferred Stock regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates that may be issued to evidence such Series A Preferred Stock.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture or other non-corporate business enterprise, limited liability company, joint stock company, trust, organization, business, labor union or government (or an agency or subdivision thereof) or any court or other federal, state, local or other governmental authority or other entity of any kind.

“Required Holders” means the Holders that hold at least a majority of the Series A Preferred Stock then outstanding.

“Securities Purchase Agreement” means that certain securities purchase agreement, dated as of March 13, 2018, by and among the Corporation and the purchasers of the Series A Preferred Stock named therein.

“Stated Value” means $2.50 per share of Series A Preferred Stock.

“Subsequent Placement” has the meaning given to it in Section 4(j) of the Securities Purchase Agreement.

“Transaction Document(s)” has the meaning set forth in Section 3(b) of the Securities Purchase Agreement.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

3. Voting Rights.

Except as otherwise required by law or this Certificate of Incorporation, the Series A Preferred Stock shall vote together, and not separately as a class, with the Common Stock and all other shares of stock of the Corporation having general voting power. The holder of each share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no record date is established, at the date such vote is taken or the effective date of any written consent. Fractional votes of the holders of Series A Preferred Stock shall not, however, be permitted and fractional voting rights shall be (after aggregating all shares into which shares of Series A Preferred Stock held by each Holder could be converted) rounded to the nearest whole number (with one-half being rounded upward). Holders of Series A Preferred Stock shall be entitled to notice of any stockholders meetings in accordance with the Bylaws of the Corporation, as if such Holders owned shares of Common Stock.

In addition to any other vote or consent required by this Certificate of Incorporation or by law, the affirmative vote of the Required Holders shall be necessary to (1) authorize, increase the authorized number of shares of or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any additional shares of Series A Preferred Stock or any shares of capital stock of the Corporation having any right, preference or priority ranking senior to or pari passu with Series A Preferred Stock, (2) authorize, adopt or approve any amendment to this Certificate of Incorporation or the Bylaws that would increase or decrease the par value of the shares of the Series A Preferred Stock, alter or change the powers, preferences or rights of the shares of Series A Preferred Stock or alter or change the powers, preferences or rights of any other capital stock of the Corporation if after such alteration or change such capital stock would be senior to or pari passu with Series A Preferred Stock, (3) amend, alter or repeal the Certificate of Incorporation or the Bylaws so as to affect the shares of Series A Preferred Stock adversely, including in connection with a merger, recapitalization, reorganization or otherwise, (4) authorize or issue any security convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of any class or classes of capital stock of the Corporation having any right, preference or priority ranking senior to or pari passu with Series A Preferred Stock, (5) organize a subsidiary of the Corporation or (6) pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities whether in cash, obligations or shares of Corporation or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities or any such warrants, rights, calls or options.

4. Dividends.

(a) Holders shall be entitled to receive, on a pari passu basis, out of funds legally available therefor, prior and in preference to any declaration or payment of any dividend on the Junior Securities, cumulative dividends on the Series A Preferred Stock at the Dividend Rate per share. Dividends on the Series A Preferred Stock shall accrue daily commencing as of the Original Issue Date at the Dividend Rate then in effect, and shall be deemed to accrue from the Original Issue Date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends on the Series A Preferred Stock shall (i) be calculated on the basis of a 365-day year, and (ii) be payable when, as and if declared by the Board of Directors.

(b) The Corporation shall pay required dividends in cash, except as otherwise provided in this Certificate of Incorporation.

(c) Except as authorized in accordance with Section 3, so long as any Series A Preferred Stock is outstanding, the Corporation shall not pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities whether in cash, obligations or shares of Corporation or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities or any such warrants, rights, calls or options.

5. Registration of Series A Preferred Stock. The Corporation or its transfer agent (the “Transfer Agent”) shall register shares of the Series A Preferred Stock, upon records to be maintained by the Corporation or its Transfer Agent, as the case may be, for that purpose (the “Series A Preferred Stock Register”), in the name of the record Holders thereof from time to time. To the fullest extent permitted by law, the Corporation may deem and treat the registered Holder of shares of Series A Preferred Stock as the absolute owner thereof for the purpose of any conversion hereof or any distribution to such Holder, and for all other purposes, absent actual written notice to the contrary from the registered Holder.

6. Registration of Transfers. The Corporation or its Transfer Agent shall register the transfer of any shares of Series A Preferred Stock in the Series A Preferred Stock Register, upon surrender of certificates evidencing such shares to the Corporation at its address specified in Section 15 of this Certificate of Incorporation. Upon any such registration or transfer, a new certificate evidencing the shares of Series A Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder; provided that if the Corporation does not so record an assignment, transfer or sale (as the case may be) within two (2) Business Days of its receipt of such a request, then the Series A Preferred Stock Register shall be automatically updated to reflect such assignment, transfer or sale (as the case may be).

7. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a “Liquidation Event”), the Holders shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities by reason of their ownership thereof, an amount per share in cash equal to the greater of (x) the Stated Value for each share of Series A Preferred Stock then held by them (as adjusted for any stock split, stock dividend, stock combination or other similar transactions with respect to the Series A Preferred Stock), plus all accrued and unpaid dividends on such Series A Preferred Stock as of the date of such event, or (y) the amount payable per share of Common Stock that such Holder of Series A Preferred Stock would have received if such Holder had converted to Common Stock immediately prior to the Liquidation Event all of the shares of Series A Preferred Stock then held by such Holder together with all accrued but unpaid dividends on such Series A Preferred Stock as of the date of such event (the “Series A Stock Liquidation Preference”). If, upon the occurrence of a Liquidation Event, the funds thus distributed among the Holders shall be insufficient to permit the payment to such Holders of the full Series A Stock Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the Holders in proportion to the aggregate Series A Stock Liquidation Preference that would otherwise be payable to each of such Holders. Such payment shall constitute payment in full to the holders of the Series A Preferred Stock upon the Liquidation Event. After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the Holders, so as to be immediately available for such payment, such Holders shall be entitled to no further participation in the distribution of the assets of the Corporation. The sale of all or substantially all of the assets of the Corporation, or merger, tender offer or other business combination to which the Corporation is a party in which the voting stockholders of the Corporation prior to such merger, tender offer or other business combination do not own a majority of the voting securities of the resulting entity or by which any person or group acquires beneficial ownership of 50% or more of the voting securities of the Corporation or resulting entity shall, for the purposes of this Certificate of Incorporation, be deemed to be a Liquidation Event.

8. Conversion. The Series A Preferred Stock held by a Holder may be converted into validly issued, fully paid and non-assessable shares of Common Stock on the terms and conditions set forth in this Section 8.

(a) Mandatory Conversion.

(i) IPO. Upon consummation of the IPO, each share of Series A Preferred Stock shall automatically convert, through no further action on the part of the Corporation or the Holder, into that number of shares of Common Stock equal to the quotient of (i) the Conversion Amount divided by (ii) the Conversion Price. For the purpose of this Section 8(a)(i), the “Conversion Price” shall be equal to fifty percent (50%) of the IPO Price to Public (rounded to two decimal places).

(ii) Financing. Upon consummation of a Subsequent Placement approved by the Required Holders pursuant to Section 4(j) of the Securities Purchase Agreement, each share of Series A Preferred Stock shall automatically convert, through no further action on the part of the Corporation or the Holder, into that number of shares of Common Stock equal to the quotient of (A) the Conversion Amount divided by (B) the Conversion Price. For the purposes of this Section 8(a)(ii), the “Conversion Price” shall be equal to fifty percent (50%) of the purchase price of the securities being sold by the Corporation in such Subsequent Placement (rounded to two decimal places).

(b) Optional Conversion. At any time after the Issuance Date and until ten (10) calendar days prior to the consummation of the IPO (as set forth in the IPO Notice), each Holder shall be entitled to convert its Series A Preferred Stock into that number of shares of Common Stock equal to the quotient of (A) the Conversion Amount divided by (B) the Conversion Price. For the purposes of this Section 8(b), the “Conversion Price” shall be equal to $2.50, as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, or the like that occur after the Issuance Date in accordance with Section 13.

(c) Mechanics of Conversion.

(i) Mechanics of Mandatory Conversion. Upon the occurrence of an event specified in Section 8(a)(i) or 8(a)(ii) above, the outstanding shares of Series A Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the Holders and whether or not the certificates representing such shares are surrendered to the Corporation or its Transfer Agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the Holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the Holders shall surrender the certificates representing such shares at the office of the Corporation or the Transfer Agent. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

(ii) Mechanics of Optional Conversion. To convert Series A Preferred stock pursuant to Section 8(b) above into shares of Common Stock on any date (a “Conversion Date”), the Holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or the Transfer Agent, or notify the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall deliver at such office a copy of a properly and fully-completed and executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”). Thereupon, the Corporation shall promptly issue and deliver to such Holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(d) No Fractional Shares; Transfer Taxes. The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up to the nearest whole share. The Corporation shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon any conversion.

(e) Announcement of Initial Public Offering. After such time as the Corporation determines that it will consummate an IPO, it shall send a notice to the Holders (the “IPO Notice”) of the proposed consummation date of the IPO (the expected date of such consummation is the “Announced IPO Date”), but such IPO Notice shall be dispatched in any event no later than ten (10) calendar days prior to such Announced IPO Date. To the extent that the Announced IPO Date is subsequently advanced or delayed, the Corporation shall send an amended IPO Notice of the revised proposed consummation date of the IPO to the Holders; provided, however, the Corporation may not advance the Announced IPO Date to a date less than five (5) Business Days after the date of the latest amending IPO Notice. If any Announced IPO Date is delayed, the amending IPO Notice will be deemed the establishment of a new Announced IPO Date and any Conversion Notice given based on a previously Announced IPO Date will be deemed cancelled unless the Holder providing such Conversion Notice affirms in writing the Conversion Notice as given.

9. Redemption Rights.

(a) No Optional Redemption. The Corporation shall have no right to redeem the Series A Preferred Stock except as set forth in this Section 9.

(b) Mandatory Cash Redemption. On the date that is the 21 month anniversary of the final Closing Date of the Offering, subject to extension upon the prior written approval of the Required Holders (the “Mandatory Redemption Date”), the Corporation shall repurchase all of the outstanding shares of Series A Preferred Stock at a redemption price for each Holder equal to the sum of: (i) the product of (A) two, multiplied by (B) the aggregate Stated Value of all of the Series A Preferred Stock shares then held by such Holder (as adjusted for any stock split, stock dividend, stock combination or other similar transactions with respect to the Series A Preferred Stock), plus (ii) all accrued but unpaid dividends on such shares of Series A Preferred Stock to the date of payment (the “Redemption Price”), in cash (“Mandatory Cash Redemption”).

(c) Redemption In-Kind. Upon an Event of Default, and while the Event of Default is continuing, the Required Holders may elect in writing to cause the Corporation (“Mandatory Redemption Notice”) to repurchase the Series A Preferred Stock through the Corporation’s distribution of the assets of the Corporation having a value equal to the Redemption Price to the Holders or, upon the election of the Required Holders, a trust or other entity established by the Required Holders for purposes of receiving the assets of the Corporation (“Mandatory In-Kind Redemption”). Within ten days of the Corporation’s receipt of the Mandatory Redemption Notice, the Corporation shall hire an independent nationally recognized valuation firm (“Valuation Firm”) not unacceptable to the Required Holders for purposes of determining the fair market value of the Corporation’s assets (“Valuation”). The Valuation Firm shall conduct the Valuation using such criteria and methodologies as are proposed by the Valuation Firm and not unacceptable to the Corporation or the Required Holders. The Valuation shall assign fair market values to each significant group of assets (each an “Asset Class”) of the Corporation. The Valuation Firm shall deliver the Valuation no later than thirty (30) days of its engagement. In the event that the Valuation is less than the aggregate Redemption Price for all Holders, the Corporation shall distribute to the Holders all of the assets of the Corporation within ten (10) days of the Valuation Firm’s delivery of the Valuation. If the Valuation is greater than the aggregate Redemption Price for all Holders, the Corporation shall distribute to the Holders a proportional amount of each Asset Class equal to the Valuation amount assigned to each Asset Class by the Valuation Firm multiplied by a fraction the denominator of which is the Valuation and the numerator is the aggregate Redemption Price for all Holders. Each Holder shall be entitled to receive its proportional share of distributed assets in each Asset Class equal to the Valuation amount assigned to the distributed assets in each Asset Class multiplied by a fraction the denominator of which is the aggregate Redemption Price for all Holders and the numerator is the Redemption Price for such Holder. From the time of the Corporation’s receipt of the Mandatory Redemption Notice until the Corporation’s distribution of the assets in accordance with this Section 9(c), the Corporation shall take no action to sell, transfer or diminish the assets of the Corporation except (i) in the ordinary course of business or (ii) as approved in writing by the required Holders.

(d) Mechanics of Redemption. Upon receipt of payment of the Redemption Price by the Holders of Series A Preferred Stock in the event of a Mandatory Cash Redemption or the Holders’ receipt of their proportional share of the assets of the Corporation in the event of a Mandatory In-Kind Redemption, each Holder will deliver the certificate(s) evidencing the Series A Preferred Stock to be redeemed by the Corporation, unless such Holder is awaiting receipt of a new certificate evidencing such shares from the Corporation pursuant to another provision hereof.

(e) Insufficient Legally Available Assets. If the assets of the Corporation legally available for redemption are insufficient to effect the distributions contemplated by Section 9(c), those assets that are legally available shall be used to redeem the maximum possible number of shares of Series A Preferred Stock pro rata among the Holders to be redeemed pursuant to Section 9(c) based upon the Redemption Price held by each such Holder. At any time thereafter when additional assets of the Corporation are legally available for the redemption of Series A Preferred Shares pursuant to Section 9(c), such assets shall immediately be used to redeem the balance of the Series A Preferred Shares that the Corporation has become obligated to redeem pursuant to Section 9(c), but which it has not redeemed.

10. Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of shares of Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

11. Charges, Taxes and Expenses. The issuance of certificates for shares of Series A Preferred Stock and for Underlying Shares issued upon conversion of (or otherwise in respect of) the Series A Preferred Stock shall be made without charge to the Holders for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Common Stock or Series A Preferred Stock in a name other than that of the Holder of such certificates. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Series A Preferred Stock or receiving Underlying Shares in respect of the Series A Preferred Stock.

12. Replacement Certificates. If any certificate evidencing Series A Preferred Stock or Underlying Shares is mutilated, lost, stolen or destroyed, the Corporation shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution for such certificate, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

13. Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 13.

(a) Stock Dividends and Splits. If the Corporation, at any time while any shares of Series A Preferred Stock are outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately following the close of business on the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately following the close of business on the effective date of such subdivision or combination.

(b) Fundamental Transactions. If, at any time while any shares of Series A Preferred Stock are outstanding, (i) the Corporation effects any merger of the Corporation into or consolidation of the Corporation with another Person, (ii) the Corporation effects any sale of all or substantially all of its assets in one or a series of related transactions, or (iii) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 13(a) above) (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of Series A Preferred Stock, each Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the record holder of such Underlying Shares immediately prior to such record date (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a manner reasonably acceptable to the holders of a majority of the outstanding shares of Series A Preferred Stock reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then each Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall issue to the Holders a new series of preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 13 and insuring that the Series A Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c) Calculations. All calculations under this Section 13 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(d) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 13, the Corporation at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Corporation will promptly deliver a copy of each such certificate to each Holder.

(e) Notice of Corporate Events. If the Corporation (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Junior Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Corporation or any subsidiary, or (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Liquidation Event or Fundamental Transaction then the Corporation shall deliver to each Holder a notice that shall specify (A) the record date for the purposes of such dividend, distribution of cash, securities or property or vote of the stockholders of the Corporation, or if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution of cash, securities or other property or vote of the stockholders is to be determined, (B) the date on which such Liquidation Event or Fundamental Transaction is expected to become effective, and (C) the material terms and conditions of such transaction, at least ten Business Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Corporation will take all steps reasonably necessary in order to insure that each Holder is given the practical opportunity to convert its Series A Preferred Stock prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

14. Fractional Shares. The Corporation shall not be required to issue or cause to be issued fractional Underlying Shares upon conversion of Series A Preferred Stock. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon conversion of Series A Preferred Stock, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

15. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 3:30 p.m. (Texas time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 3:30 p.m. (Texas time) on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Corporation, to 2801 Via Fortuna, Suite 425, Austin, Texas 78746, attention Chief Executive Officer, or (ii) if to a Holder, to the address or facsimile number appearing on the Corporation’s stockholder records or such other address or facsimile number as such Holder may provide to the Corporation in accordance with this Section 15.

16. Dispute Resolution. In the case of a dispute as to the determination of the fair value of consideration other than cash or securities, or the arithmetic calculation of the Conversion Rate or the Redemption Price, the Corporation shall, as soon as practicable upon discovery, and following a good faith effort to resolve the dispute with the Holder, submit (a) the disputed determination of the fair value of consideration other than cash or securities to an independent, reputable investment bank selected by the Corporation or (b) the disputed arithmetic calculation of the Conversion Rate or the Redemption Price to the Corporation’s independent, outside accountant. The Corporation, at the Corporation’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Corporation and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

17. Event of Default.

(a) Each of the following events shall constitute an “Event of Default”:

(i) any material default by the Corporation with respect to any provision, condition or requirement of this Certificate of Incorporation, if such default remains uncured for a period of thirty (30) days after actual knowledge of the Corporation of such default;

(ii) any breach of Sections 4(i), 4(j), 4(k), 4(l), 4(p), 4(r), 4(s), 4(t) or 4(v) of the Securities Purchase Agreement;

(iii) liquidation proceedings shall be instituted by or against the Corporation and, if instituted against the Corporation by a third party, shall not be dismissed within sixty (60) days of their initiation;

(iv) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Corporation and, if instituted against the Corporation by a third party, shall not be dismissed within sixty (60) days of their initiation;

(v) the commencement by the Corporation of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Corporation in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Corporation in furtherance of any such action; or

(vi) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Corporation of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law; or (ii) a decree, order, judgment or other similar document adjudging the Corporation as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Corporation under any applicable federal, state or foreign law; or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of sixty (60) consecutive days.

(vii) bankruptcy, insolvency, reorganization or other proceedings for the relief of debtors shall be instituted against the Corporation and shall not be dismissed within sixty (60) days of their initiation;

(viii) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Corporation and which judgments are not, within sixty (60) days after the entry thereof, satisfied, bonded, discharged or stayed pending appeal, or are not satisfied, bonded or discharged within sixty (60) days after the expiration of such stay;

(ix) the Corporation fails to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness in excess of $500,000 due to any third party (other than, with respect to unsecured indebtedness only, payments contested by the Corporation in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing by the Corporation in an amount in excess of $500,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder;

(x) any representation or warranty made by the Corporation in any Transaction Document is not accurate in any material respect when made or deemed made; or

(xi) the validity or enforceability of any provision of any Transaction Document shall be contested by the Corporation, or a proceeding shall be commenced by the Corporation seeking to establish the invalidity or unenforceability thereof.

(b) Notice of an Event of Default. The Corporation shall, within two (2) Business Days of becoming aware of the occurrence of an Event of Default, deliver written notice thereof via facsimile and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holders.

18. Miscellaneous.

(a) The headings herein are for convenience only, do not constitute a part of this Certificate of Incorporation and shall not be deemed to limit or affect any of the provisions hereof.

(b) No provision of this Certificate of Incorporation may be amended, except in a written instrument signed by the Corporation and the Required Holders.

(c) The Series A Preferred Stock is (i) senior to all other equity interests in the Corporation outstanding as of the Original Issue Date in right of payment, whether with respect to dividends or upon liquidation or dissolution, or otherwise and (ii) will be senior to all other equity or equity equivalent securities issued by the Corporation after the Original Issue Date.

(d) Any of the rights of the Holders of Series A Preferred Stock set forth herein may be waived by the affirmative vote of the Required Holders. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Incorporation shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

FIFTH: The power to make, alter, or repeal the Bylaws, and to adopt any new Bylaw, shall be vested in the Board, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise.

SIXTH: To the fullest extent that the DGCL, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law: (a) for any breach of the directors’ duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL; or (4) for any transaction from which the director derived any improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

SEVENTH: The Corporation shall, to the fullest extent permitted by DGCL Section 145, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this 13th day of March, 2018.

TFF PHARMACEUTICALS, INC.

By:
	Name:	Robert S. Mills
	Title:	Chief Executive Officer

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder
in order to convert shares of Series A Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below into shares of common stock, $0.001 par value (the “Common Stock”), of TFF Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below.

Date to Effect Conversion

Number of shares of Series A Preferred Stock owned prior to Conversion

Number of shares of Series A Preferred Stock to be Converted

Stated Value of shares of Series A Preferred Stock to be Converted

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Number of shares of Series A Preferred Stock subsequent to Conversion

Name of Holder

By:
Name:
Title:

EXHIBIT C

Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT FOR INVESTORS

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [●], 2018,1 by and among TFF Pharmaceuticals, Inc., a Delaware corporation (“Company”), and the persons listed on Schedule A hereto, referred to individually as the “Stockholder” and collectively as the “Stockholders”.

A. In connection with the Securities Purchase Agreement by and among the parties hereto, dated as of [●], 2018 (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to each Investor Shares (as defined in the Securities Purchase Agreement), which will be convertible into Conversion Shares (as defined in the Securities Purchase Agreement) in accordance with the terms of the Series A Preferred Stock, par value $0.001 (the “Series A Preferred Stock”), set forth in the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”).

B. To induce the Stockholders to consummate the transactions contemplated by the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act, and applicable state securities laws to the Stockholders, and their assignees or successors in interest, certain rights to provide for the registration for resale of the Conversion Shares by means of a Registration Statement under the Securities Act, pursuant to the terms of this Agreement. Such Conversion Shares acquired by the Stockholders and their assignees or successors in interest, are referred to collectively as the “Registrable Securities”.

C. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the respective meanings set forth in Section 13 hereof.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Stockholder hereby agree as follows:

1. Registration.

(a) Piggyback Registrations Rights. If, at any time after the Company shall become subject to the periodic reporting obligations (a “Reporting Company”) under the Securities and Exchange Act of 1934, as amended (the “1934 Act”) through the date that is five years after the date the Company becomes a Reporting Company, there is not an effective Registration Statement covering the Registrable Securities, and the Company shall determine to prepare and file with the Commission a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8, each as promulgated under the Securities Act, or their then equivalent relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), then the Company shall send to the Stockholders a written notice of such determination at least twenty (20) days prior to the filing of any such Registration Statement and shall, include in such Registration Statement all Registrable Securities requested by any Stockholder hereunder to be included in the registration within ten (10) days after the Company sends such notice to the Stockholders (the “Piggyback Shares”) for resale and offer on a continuous basis pursuant to Rule 415; provided, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company determines for any reason not to proceed with such registration, the Company will be relieved of its obligation to register any Registrable Securities in connection with such registration, (ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities, (iii) each Stockholder is subject to confidentiality obligations with respect to any information gained in this process or any other material non-public information he, she or it obtains, (iv) each Stockholder or assignee or successor in interest is subject to all applicable laws relating to insider trading or similar restrictions; and (v) if all of the Registrable Securities of the Stockholders cannot be so included due to Commission Comments or Underwriter Cutbacks, then the Company may reduce, in accordance with the provisions of Section 1(c) hereof, the number of securities covered by such Registration Statement to the maximum number which would enable the Company to conduct such offering in accordance with the provisions of Rule 415.

[1]	The Agreement will be dated as of the Initial Closing Date.

(b) Initial Registration Statement. At the election of each Stockholder, the Company shall be required to include up to all Piggyback Shares held by such Stockholder for resale and offer on a continuous basis pursuant to Rule 415 in the first Registration Statement filed after the date that it becomes a Reporting Company (the “Initial Registration Statement”); provided, however, that if all of the Registrable Securities of the Stockholders cannot be so included due to Commission Comments or Underwriter Cutbacks, then the Company may reduce, in accordance with the provisions of Section 1(c) hereof, the number of securities covered by the Initial Registration Statement to the maximum number which would enable the Company to conduct such offering in accordance with the provisions of Rule 415.

(c) Cutback Provisions. In the event all of the Registrable Securities cannot be or are not included in a Registration Statement due to Commission Comments or Underwriter Cutbacks, the Company and the Stockholders agree that securities shall be removed from such Registration Statement in the following order until no further removal is required by Commission Comments or Underwriter Cutbacks:

(i) First, any securities held by any former employee, consultant or affiliate of the Company shall be removed, pro rata based on the number of securities being registered for such former employees, consultants or affiliates held by all of the former employees of the Company and any of their affiliates and successors in interest, whether pursuant to agreement or otherwise and any other person with any registration rights outstanding on the date hereof;

(ii) Second, the securities held by National Securities Corporation (“National Securities”) and its members and affiliates, if any, obtained solely by reason of providing services to the Company, which are being registered pursuant to any registration rights agreement or otherwise (for clarity, any securities held by National Securities or its members or affiliates which were acquired upon payment of a purchase price in cash or property will not be subject to this provision (c)(ii)); and

(iii) Third, the Registrable Securities held by the Stockholders that are requested to be included in the Registration Statement shall be removed, pro rata based on the number of Registrable Shares held by each Stockholder in comparison to the number of Registrable Securities held by all Stockholders who have requested to include any Registrable Securities in the Registration Statement.

(d) Mandatory Registrations. In the event all of the Piggyback Shares of the Stockholders are not included in a Registration Statement due to Commission Comments or Underwriter Cutbacks, the Company shall prepare and file an additional Registration Statement (the “Follow-up Registration Statement”) with the Commission within sixty (60) days following the effectiveness of the previously filed Registration Statement; provided, however, that the time period for filing the Follow-up Registration shall be extended to the extent that the Commission publishes written Commission Guidance or the Company receives written Commission Guidance which provides for a longer period before a Follow-up Registration Statement may be filed. The Follow-up Registration Statement shall cover the resale of all of the Registrable Securities that were excluded from any previously filed Registration Statement. In the event that all of the Piggyback Shares have not been registered in a Registration Statement after the Follow-up Registration Statement has been declared effective, the Company shall use commercially reasonable efforts thereafter to register any remaining unregistered Registrable Securities, subject to the provisions of Section 1(e) hereof.

(e) Filing; Content. The Company will use its commercially reasonable efforts to cause each Registration Statement pursuant to which any Registrable Securities are included, including the Initial or Follow-up Registration Statement, to contain the Plan of Distribution substantially similar to that attached hereto as Schedule B. The Company shall use its commercially reasonable efforts to cause any Registration Statement filed under this Section 1, including the Initial and Follow-up Registration Statement, to be declared effective under the Securities Act as promptly as practicable after the filing thereof and shall keep such Registration Statement continuously effective under the Securities Act until the earlier of (i) one year after its Effective Date (provided, however, the one year period shall be extended for any Grace Period), (ii) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Stockholders, or (iii) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Stockholders pursuant to Rule 144 without regard to both the volume limitations for sales as provided in Rule 144 and the limitations for such sales provided in Rule 144(i), if applicable, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Stockholder (“Effectiveness Period”). By 5:00 p.m. (New York City time) on the business day immediately following the Effective Date of a Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

(f) Termination of Registration Rights. The registration rights afforded to the Stockholders under this Section 1 shall terminate on the earliest date when all Registrable Securities of the Stockholder either: (i) have been publicly sold by the Stockholder pursuant to a Registration Statement, (ii) have been covered by an effective Registration Statement which has been effective for an aggregate period of sixteen (16) months (whether or not consecutive), provided, however, the time period shall be calculated so as to exclude any Grace Period, or (iii) may be sold by the Stockholder pursuant to Rule 144 without regard to both the volume limitations for sales as provided in Rule 144 and the limitations for such sales provided in Rule 144(i), if applicable, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Stockholder.

2. Demand Registration Rights.

(a) Demand Right. Commencing on the date that is one hundred eighty (180) days after the Company becomes a Reporting Company, the Stockholders as a group representing at least 50% of the Registrable Securities (a “Requesting Group”) shall have a separate one-time right, by written notice to the Company, signed by such Stockholders (the “Demand Notice”), to request the Company to register for resale all Registrable Securities included by the Requesting Group in the Demand Notice (the “Demand Shares”) under and in accordance with the provisions of the Securities Act by filing with the Commission a Registration Statement covering the resale of such Demand Shares (the “Demand Registration Statement”). A copy of the Demand Notice also shall be provided by the Company to each of the other Stockholders who will have fifteen (15) days to notify the Company in writing to include their Registrable Securities as part of the Demand Shares, the failure of which, however, shall not in any way affect the rights of the Requesting Group pursuant to this Section 2(a). The Demand Registration Statement required hereunder shall be on any form of registration statement then available for the registration of the Registrable Securities, as selected by the Company in accordance with applicable law and regulation. The Company will use its commercially reasonable efforts to file the Demand Registration Statement within forty-five (45) days of the receipt of the Demand Notice, provided if the Demand Notice is given within the forty-five (45) days after the prior fiscal year end, then the Company will use its reasonably commercial efforts to file the Demand Registration Statement within ninety (90) days of the fiscal year end of the Company. The Company shall use its commercially reasonable efforts to cause the Demand Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof and to keep the Demand Registration Statement continuously effective under the Securities Act during the Effectiveness Period.

(b) Inclusion of Other Registrable Shares and Cutback Provisions. If as a result of Commission Comments, not all shares are included that are desired to be included in a Registration Statement for the Demand Shares, the provisions of Section 1(c) shall apply, subject to the Demand Priority (as defined below) of the Requesting Group. Pursuant to the piggyback registration rights granted under this Agreement, the Company may include the Registrable Shares of the other Stockholders which will be subject to the provision of Section 1(c) hereof, except that under Section 1(c)(iii), there will be no cutback of the Registrable Securities of the Requesting Group until the Stockholders of Piggyback Shares and the shares of any other person exercising piggyback rights under any other registration rights agreement (except for National Securities and their current and former affiliates, which shall have the priority established in Section 1(c)) have been removed, and thereafter if any further Registrable Securities have to be removed then those of the Requesting Group will be removed pro rata (the “Demand Priority”). Notwithstanding the foregoing, if any other securities of any person other than the Stockholders or the Requesting Group or National Securities and their current and former affiliates are included on the Demand Registration Statement, such securities will be removed, if required pursuant to Commission Comments, after removal of the securities indicated in Section 1(c)(i) and before the securities indicated in Section 1(c)(ii), as such persons decide among themselves, and if there is no agreement at to such removal provided to the Company within a reasonable time, time being of the essence, then all the such securities will be removed.

(c) Termination of Demand Registration Rights. The registration rights afforded to each Stockholder under this Section 2 shall terminate on the earliest date when all Registrable Securities of the Stockholder either: (i) have been publicly sold by the Stockholder pursuant to a Registration Statement, or (ii) may be sold by the Stockholder pursuant to Rule 144 without regard to both the volume limitations for sales as provided in Rule 144 and the limitations for such sales provided in Rule 144(i), if applicable, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holder in its reasonable discretion.

3. Registration Procedures. Whenever any Registrable Securities are to be registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall have the following obligations:

(a) The Company shall prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective.

(b) The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and the Prospectus used in connection with such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Effectiveness Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement by reason of the Company filing a report on Forms 10-K, 10-Q or Current Report on Form 8-K, or any analogous report under the Securities Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Securities Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(c) The Company shall furnish to each Stockholder holding Registrable Securities in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the Commission at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by such seller, all exhibits and each preliminary Prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the Prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such seller may reasonably request), and (iii) such other documents, including copies of any preliminary or final Prospectus, as such seller may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such seller.

(d) The Company shall use its commercially reasonable efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by any seller of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Effectiveness Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Effectiveness Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

(e) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest practicable time and to notify the Stockholders holding any Registrable Securities included in the offering under such Registration Statement of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(f) The Company shall notify the Stockholder in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to the Stockholder (or such other number of copies as the Stockholder may reasonably request).

(g) The Company shall promptly notify the Stockholder in writing (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Stockholder by facsimile on the same day of such effectiveness or by overnight delivery), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(h) If the Stockholder is required under applicable securities laws to be described in a Registration Statement as an underwriter, at the reasonable request of such Stockholder, the Company shall use its best efforts to furnish to such Stockholder, on the date of the effectiveness of such Registration Statement and thereafter from time to time on such dates as the Stockholder may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Stockholder, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Stockholder.

(i) If the Stockholder is required under applicable securities laws to be described in a Registration Statement as an underwriter, then at the request of such Stockholder in connection with such Stockholder’s due diligence requirements, the Company shall make available for inspection by (i) the Stockholder, (ii) the Stockholder’s legal counsel, and (iii) one firm of accountants or other agents retained by the Stockholder (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to the Stockholder) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Stockholder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and the Stockholder) shall be deemed to limit the Stockholder’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(j) The Company shall hold in confidence and not make any disclosure of information concerning the Stockholder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, or (v) the Stockholder provides information to the Company intended for inclusion in a Registration Statement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Stockholder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Stockholder if permitted by applicable law or regulation and allow the Stockholder, at the Stockholder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k) The Company shall (i) if applicable, use its best efforts to cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) otherwise, use its commercially reasonable efforts to secure designation and quotation of all of the Registrable Securities covered by a Registration Statement on any one of the different levels of The NASDAQ Stock Market, or (iii) if, despite the Company’s best efforts or commercially reasonable efforts, as applicable, to satisfy, the preceding clauses (i) and (ii) the Company is unsuccessful in satisfying the preceding clauses (i) and (ii), to instead secure the inclusion for quotation on the Over-the-Counter Bulletin Board for such Registrable Securities and, without limiting the generality of the foregoing, to use its commercially reasonable efforts to encourage at least two market makers to register with the Financial Industry Regulatory Authority, Inc. (“FINRA”) as such with respect to such Registrable Securities. For the avoidance of doubt, subject to and in accordance with Section 5, the Company shall pay all fees and expenses of the Company in connection with satisfying its obligation under this Section 3(k).

(l) If requested by the Stockholder, the Company shall (i) as soon as practicable incorporate in a Prospectus supplement or post-effective amendment such information as the Stockholder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such Prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by the Stockholder holding any Registrable Securities.

(m) The Company shall cooperate with each Stockholder who holds Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Stockholder may reasonably request and registered in such names as the Stockholder may request.

(n) The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities, but only in matters not contemplated in Section 3(d) or reasonably related to such matters (which matters are to be governed exclusively by Section 3(d)), as may be strictly necessary to consummate the disposition of such Registrable Securities by the Stockholder strictly in accordance with the Plan of Distribution included in the Registration Statement (as such Plan of Distribution may be modified from time to time in any filing with the Commission).

(o) The Company shall make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby (or, if different, within the period permitted for the filing of reports on Forms 10-K or 10-Q), an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the Effective Date of a Registration Statement.

(p) The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(q) Within two (2) business days after a Registration Statement which covers Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Stockholder whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit A and the Irrevocable Transfer Agent Instructions in the form attached hereto as Exhibit B.

(r) Notwithstanding anything to the contrary herein, at any time after the Effective Date of a Registration Statement, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company and not, after consultation with legal counsel, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Stockholder in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Stockholder) and the date on which the Grace Period will begin, and (ii) notify the Stockholder in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed sixty (60) consecutive days and during any three hundred sixty-five (365) day period such Grace Periods shall not exceed an aggregate of one hundred twenty (120) days (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Stockholder receives the notice referred to in clause (i) and shall end on and include the later of the date the Stockholder receives the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(f) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Stockholder in connection with any sale of Registrable Securities with respect to which the Stockholder has entered into a contract for sale, and delivered a copy of the Prospectus included as part of the applicable Registration Statement (unless an exemption from such Prospectus delivery requirements exists), prior to the Stockholder’s receipt of the notice of a Grace Period or, if earlier, Stockholders knowledge of the material, non-public information concerning the Company that gave rise to the Grace Period, and for which the Stockholder has not yet settled.

4. Obligations of the Stockholders.

(a) At least five (5) business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify the Stockholders in writing of the information the Company requires from each Stockholder if the Stockholder’s Registrable Securities are to be included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to any Registrable Securities of the Stockholder that the Stockholder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) The Stockholder, by the Stockholder’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless the Stockholder has notified the Company in writing of the Stockholder's election to exclude all of the Stockholder’s Registrable Securities from such Registration Statement.

(c) The Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(e) or 3(f) or of a Grace Period under Section 3(r), the Stockholder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Stockholder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Sections 3(e) or 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Stockholder in connection with any sale of Registrable Securities with respect to which the Stockholder has entered into a contract for sale prior to the Stockholder’s receipt of a notice from the Company of the happening of any event of the kind described in Sections 3(e) or 3(f) or of any Grace Period, or, if earlier, Stockholders knowledge of the material, non-public information concerning the Company or the facts or circumstances that gave rise to the Grace Period or of the Section 3(e) or 3(f) event, and for which the Stockholder has not yet settled.

(d) The Stockholder covenants and agrees that it will comply with the Prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to a Registration Statement.

5. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts, commissions and placement agent fees) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company. Further, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

6. Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Stockholder, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls the Stockholder within the meaning of the Securities Act or the Securities Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus if used prior to the effective date of such Registration Statement, or contained in the final Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act or the Securities Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person or by a Related Information Provider expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto and (ii) shall not be available to the extent such Claim is based on a failure of the Stockholder to deliver or to cause to be delivered the Prospectus made available by the Company, including a corrected Prospectus, if such Prospectus or corrected Prospectus was timely made available by the Company pursuant to Section 3(c); and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Stockholder pursuant to Section 10. “Related Information Provider” means, in respect of any Indemnified Person, the Stockholder to which such Indemnified Person is related or another Indemnified Person that is related to the Stockholder to which such Indemnified Person is related.

(b) To the fullest extent permitted by law, in connection with any Registration Statement in which a Stockholder’s Registrable Securities are included or in which a Stockholder is otherwise participating, such Stockholder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Stockholder or other Person selling securities in such Registration Statement and any controlling person of any such underwriter or other Stockholder or other Person (each an “Other Indemnified Person”), against any Claims or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished by such Stockholder or by a Related Information Provider expressly for use in connection with such Registration Statement; and each such Stockholder will pay, as incurred, any legal or other expenses reasonably incurred by any Other Indemnified Person intended to be indemnified pursuant to this Section 6(b), in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the prior written consent of the Stockholder, which consent shall not be unreasonably withheld; provided, further, however, that the Stockholder shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Stockholder as a result of the sale of Registrable Securities pursuant to such Registration Statement, except in the case of fraud by such Stockholder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Other Indemnified Person and shall survive the transfer of the Registrable Securities by the Stockholder pursuant to Section 10.

(c) Promptly after receipt by an Indemnified Person or Other Indemnified Person under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Other Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and reasonably satisfactory to the Indemnified Person or the Other Indemnified Person, as the case may be; provided, however, that an Indemnified Person or Other Indemnified Person shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Persons or all such Other Indemnified Persons to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Other Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Other Indemnified Person and any other party represented by such counsel in such proceeding. The Other Indemnified Person or Indemnified Person, as applicable, shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to such Other Indemnified Person or such Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Other Indemnified Person or Indemnified Person, as applicable, reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Other Indemnified Person or Indemnified Person, as applicable, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Other Indemnified Person or such Indemnified Person of a release from all liability in respect to the Claim at issue, and such settlement shall not include any admission as to fault on the part of such Other Indemnified Person or such Indemnified Person. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Other Indemnified Person or Indemnified Person, as applicable, with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Other Indemnified Person, as applicable, under this Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred, subject to an undertaking by the Indemnified Person or the Other Indemnified Person, as applicable, to return such payments to the extent a court of competent jurisdiction or other competent authority determines that such payments were unlawful or were not required under this Agreement.

(e) Without any duplication or multiplication of damages, the indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Other Indemnified Person or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

(f) Unless suspended by the underwriting agreement applicable to any registration, the obligations of the Company and Stockholders under this Section 6 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, or otherwise.

7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, such indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement

8. No Delay of Registration. No Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

9. Reports under Securities Exchange Act. With a view to making available to the Stockholder the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Stockholder to sell securities of the Company to the public without registration, once the Company becomes a Reporting Company, the Company agrees to use its commercially reasonable efforts to continue to be a Reporting Company for five years and further during such time it is a Reporting Company the Company agrees to use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) furnish to the Stockholder so long as the Stockholder owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Securities Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Stockholder to sell such securities pursuant to Rule 144 without registration.

10. Assignment of Registration Rights. The rights under this Agreement shall be automatically assignable by the Stockholder to any transferee of all or any portion of the Stockholder’s Registrable Securities if: (i) the Stockholder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is or might be restricted under the Securities Act and applicable state securities laws; and (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

11. Subsequent Registration Rights. The Company agrees that after the date hereof and excluding any registration rights agreement with National Securities or its members and affiliates, it will not grant to any person any registration right or proceed to register any securities of any person unless it provides in such agreement or registration that any securities being registered under such agreement or registration will be subject to the cutback provisions of this Agreement as provided in Section 1(c) and Section 2(b).

12. Amendment of Registration Rights. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the then outstanding Registrable Securities. Any amendment so effected will be binding upon all Holders, whether or not such Stockholder consents thereto.

13. Definitions.

(a) “Commission” means the Securities and Exchange Commission.

(b) “Commission Comments” means written comments pertaining solely to Rule 415 or other comments to the extent they relate to Rule 415 which are received by the Company from the Commission, and a copy of which shall have been provided by the Company to the Stockholder, to a filed Registration Statement which limit the amount of shares which may be included therein to a number of shares which is less than such amount sought to be included thereon as filed with the Commission.

(c) “Commission Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff, (ii) the Securities Act or (iii) the Securities Exchange Act.

(d) “Common Stock” means the common stock, $0.001 par value per share, of the Company.

(e) “Effective Date” means, as to a Registration Statement, the date on which such Registration Statement is first declared effective by the Commission.

(f) “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(g) “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus

(h) “Registrable Securities” means (i) the Conversion Shares issued or issuable to the Stockholder or its assignees or successor in interest pursuant to conversion of the Shares and (ii) any other shares of Common Stock or any other securities issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation or other reorganization.

(i) “Registration Statement” means any registration statement (including, without limitation, the Initial Registration Statement or the Follow-up Registration Statement) required to be filed hereunder (which, at the Company’s option, may be an existing registration statement of the Company previously filed with the Commission, but not declared effective), including (in each case) the Prospectus, amendments and supplements to the Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the Registration Statement.

(j) “Reporting Company” means a company that is obligated to file periodic reports under Sections 13 or 15(d) of the Securities Exchange Act.

(k) “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission that may at any time permit the Stockholder to sell securities of the Company to the public without registration.

(l) “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(m) “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(n) “Securities Act” means the Securities Act of 1933, as amended from time to time together with the regulations promulgated thereunder.

(o) “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, together with the regulations promulgated thereunder.

(p) “Underwriter Cutbacks” means any reduction in the number of shares suggested by any managing underwriter to be included in a registration under a Registration Statement based upon the guidance in this Section 13(p). In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1 to include any of the Stockholders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders); provided, that any such cutback will be effected in accordance with the priorities established by Section 1(c); provided further that in no event shall the amount of securities of the selling Stockholders included in the offering be reduced below 30% of the total amount of securities included in such offering.

14. Market Stand-Off. In connection with the Initial Public Offering of the Company’s securities, if any, each Stockholder hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (other than those included in the registration, if any) without the prior written consent of the managing or lead underwriter of such offering, for a period of one hundred eighty (180) days from the effective date of such registration (the “Restricted Period”), and to the extent requested by the underwriter, each Stockholder shall, at the time of such offering, execute an agreement reflecting these requirements binding on such Stockholder that are substantially consistent with this Section 14; provided, however, that if during the last seventeen (17) days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this Section 14 shall continue to apply until the end of the third (3rd) trading day following the expiration of the fifteen (15) day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the Restricted Period extend beyond two hundred sixteen (216) days after the effective date of the registration statement. In order to enforce the restriction set forth above or any other restriction agreed by Stockholder, including without limitation any restriction requested by the underwriters of any Initial Public Offering of the securities of the Company agreed by such Stockholder, the Company may impose stop-transfer instructions with respect to any security acquired under or subject to this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be third-party beneficiaries of the agreement set forth in this Section 14. Each Stockholder agrees that prior to the Company’s Initial Public Offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 14, provided that this Section 14 shall not apply to transfers pursuant to a Registration Statement.

Each Stockholder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Stockholder issued before the Company’s Initial Public Offering (and the shares or securities of every other person subject to the restriction contained in this Section 14):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

After the Company’s Initial Public Offering and expiration of any lock-up period, upon request of any Stockholder who is a holder of record of the shares represented by any stock certificate(s) bearing such legend and the surrender of such certificate(s) in connection with such request, the Company shall cause its transfer agent to promptly issue replacement certificate(s) not bearing such legend representing the shares represented by such surrendered stock certificate(s).

15. Miscellaneous.

(a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or email (provided that for notices via facsimile, confirmation of transmission is mechanically or electronically generated and kept on file by the sending party, and that for notices via email, such email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company:

TFF Pharmaceuticals, Inc.

2801 Via Fortuna

Suite 425

Austin, Texas 78746

Attention: Robert Mills, Jr.

with a copy (for informational purposes only) to:

Greenberg Traurig, LLP

3161 Michelson Drive, Suite 1000

Irvine, CA 92612

Facsimile: (949) 732-6501

E-mail: DonahueD@gtlaw.com

Attention: Daniel K. Donahue, Esq.

and

If to any Stockholder, at the address for such Stockholder on the records of the Company, which may include the information on Schedule A hereto.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively. A copy of the email transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by email in accordance with clause (ii) above.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) This Agreement and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(f) Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission or other electronic transmission (such as but not limited to an email attachment in PDF format) of a copy of this Agreement bearing the signature of the party so delivering this Agreement. This Agreement may also be executed by electronic signature of such Person.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) All consents and other determinations required to be made by the Stockholder pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Stockholder.

(k) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(l) This Agreement is intended for the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(m) The obligations of each Stockholder hereunder are several and not joint with the obligations of any other Stockholder, and no provision of this Agreement is intended to confer any obligations on a Stockholder vis-à-vis any other Stockholder. Nothing contained herein, and no action taken by any Stockholder pursuant hereto, shall be deemed to constitute the Stockholder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Stockholder are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

(n) Currency. As used herein, “Dollar”, “US Dollar” and “$” each mean the lawful money of the United States.

[Signature pages follow immediately]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY:

TFF PHARMACEUTICALS, INC.

By:
Name:
Title:

[Stockholder Signature Page Follows]

STOCKHOLDER SIGNATURE PAGE FOR REGISTRATION RIGHTS AGREEMENT

WITH TFF PHARMACEUTICALS, INC.

[Stockholder’s signature to be provided by way of its execution of the Omnibus Signature Page to the Agent’s “Omnibus Signature Page and Investor Questionnaire” with respect to this Offering.]

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[Transfer Agent]

[Address]

Attention:

Re: TFF Pharmaceuticals, Inc.

Ladies and Gentlemen:

[We are][I am] counsel to TFF Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Registration Rights Agreement with _____________ (the “Stockholder”) (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 20__, the Company filed a registration statement on Form S-[1] (File No. 333-_____________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names the Stockholder as a selling stockholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

If applicable, you may receive notices from the Company pursuant to the Company’s rights or obligations under the Registration Rights Agreement in connection with stop orders or other restrictions on transfer of the shares included in such Registration Statement, but [we][I] [are][am] not obligated to update this letter or otherwise inform you of any such stop order or restriction.

[Other applicable disclosure to be inserted here, if appropriate.]

Very truly yours,

EXHIBIT B

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

_______________, 2018

[Addressed to Transfer Agent]

_______________________

_______________________

Attention: [________________________]

Ladies and Gentlemen:

Reference is made to that certain Registration Rights Agreement, dated as of [●], 2018 (the “Agreement”), by and among TFF Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and _________________________ (the “Stockholder”), pursuant to which the Company is obligated to register certain shares held by the Stockholder (the “Stockholder Shares”) of Common Stock of the Company, par value $0.001 per share (the “Common Stock”).

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon transfer or resale of the Stockholder Shares, unless we have otherwise informed you of the termination of effectiveness of the registration statement in which the Stockholder Shares are included, a stop order or another transfer restriction. We may also later inform you that after the termination of effectiveness of such registration statement that a registration statement in which the Stockholder’s Shares are included, or that such stop order has been lifted or that such transfer restriction is not applicable, in which case this authorization and direction shall be reinstated and be effective.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company's legal counsel that either (i) a registration statement covering resales of the Stockholder Shares has been declared and remains effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), or (ii) sales of the Stockholder Shares may be made in conformity with Rule 144 under the 1933 Act (“Rule 144”), (b) if applicable, a copy of such registration statement, and (c) notice from legal counsel to the Company or any Stockholder that a transfer of Stockholder Shares has been effected either pursuant to the registration statement (and a prospectus delivered to the transferee) or pursuant to Rule 144, then as promptly as practicable, you shall issue the certificates representing the Stockholder Shares registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the Common Stock evidenced thereby and should not be subject to any stop-transfer restriction; provided, however, that if such shares of Common Stock and are not registered for resale under the 1933 Act or able to be sold under Rule 144, then the certificates for such Common Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

A form of written confirmation from the Company’s outside legal counsel that a registration statement covering resales of the Stockholder Shares has been declared effective by the SEC under the 1933 Act is attached hereto. We will inform you of any stop orders or other transfer restrictions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ____________.

Very truly yours,

TFF Pharmaceuticals, Inc.

By:
Name:
Title:

THE FOREGOING INSTRUCTIONS ARE

ACKNOWLEDGED AND AGREED TO

this ___ day of ________________, 2018

[TRANSFER AGENT]

By:
Name:
Title:

Enclosures

Copy: Stockholder

SCHEDULE A

LIST OF STOCKHOLDERS

Name	Address

SCHEDULE B

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon [conversion of the Series A Convertible Preferred Stock and exercise of the warrants]. For additional information regarding the issuance of the [Series A Convertible Preferred Stock and the warrants], see “Private Placement of Series A Convertible Preferred Stock” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale [from time to time]. Except for the ownership of [the Series A Convertible Preferred Stock issued pursuant to and in connection with the Securities Purchase Agreement, and the warrants issued pursuant to and the agreements governing our engagement of National Securities Corporation as a placement agent for the private placement of the Series A Convertible Preferred Stock and the engagement of National Securities Corporation as an underwriter for a public offering of common stock by the Company, and our engagement of an affiliate of National Securities Corporation as a consultant in respect of our patents and intellectual property] the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock [, Series A Convertible Preferred Stock and warrants,] as of ________, 20__, [assuming conversion of the Series A Convertible Preferred Stock and exercise of the warrants held by each such selling stockholder on that date but taking account of any limitations on conversion and exercise set forth therein].

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders [and does not take into account any limitations on (i) conversion of the Series A Convertible Preferred Stock or (ii) exercise of the warrants set forth therein].

In accordance with the terms of a registration rights agreement with the holders of the Series A Convertible Preferred Stock and the warrants, this prospectus generally covers the resale of [(i) the shares of common stock issued upon conversion of the Series A Convertible Preferred Stock and (ii) the maximum number of shares of common stock issuable upon exercise of the warrants, in each case, determined as if the outstanding Series A Convertible Preferred Stock and warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein) as of the trading day immediately preceding the date this registration statement was initially filed with the SEC]. Because the conversion price of the Series A Convertible Preferred Stock and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to the Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After the Offering

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued upon conversion of the Series A Convertible Preferred Stock to permit the resale of these shares of common stock by the holders of Common Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales made after the date the Registration Statement is declared effective by the SEC;
●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the [Series A Convertible Preferred Stock, warrants or] shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and in each case together with the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any Person to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[     ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXHIBIT D

ESCROW AGREEMENT

SUBSCRIPTION ESCROW AGREEMENT

This Subscription Escrow Agreement (the “Escrow Agreement”), dated as of the effective date (the “Effective Date”) set forth on Schedule 1 attached hereto (“Schedule 1”), by and among the corporation identified on Schedule 1 (the “Issuer”), the corporation identified on Schedule 1 (the “Depositor”) and Delaware Trust Company, as escrow agent hereunder (the “Escrow Agent”).

WHEREAS, the Issuer will offer to certain accredited investors, pursuant to a Securities Purchase Agreement, as may be subsequently amended, the subscription and sale of up to $14 million of shares of Series A Convertible Preferred Stock, $0.001 par value (the “Shares”), at a price of $2.50 per Share; and

WHEREAS, the Depositor has been named as the placement agent in connection with the proposed offering of the Shares.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment. The Issuer and Depositor hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2. Escrow Fund. All funds received by the Depositor and the Issuer in connection with the sale of Shares shall be deposited with the Escrow Agent (the “Escrow Deposit”). The Escrow Agent shall, subject to the terms and conditions hereof, hold the Escrow Deposit and any proceeds thereof (the “Escrow Fund”) as directed in Section 3.

3. Investment of Escrow Fund. During the term of this Escrow Agreement, the Escrow Fund shall be held in a non-interest bearing account by the Escrow Agent as indicated on Schedule 1 or such other non-interest bearing investments as shall be directed in writing jointly by the Issuer and the Depositor and as shall be acceptable to the Escrow Agent. The Escrow Agent may earn compensation in the form of short-term interest (“float”) on items like uncashed distribution checks (from the date issued until the date cashed), funds that it is directed not to invest, deposits awaiting investment direction or received too late to be invested overnight in previously directed investments.

4. Disposition and Termination. The Depositor and the Issuer agree to jointly notify the Escrow Agent in writing of the closing date of the offering (the “Offering Closing Date”) and whether or not the Issuer received subscriptions that will result in the Issuer receiving gross proceeds of at least $8,000,000 (the “Minimum Subscription Amount”). Upon receipt of such written notification the following procedure will take place.

(i)	If the Escrow Agent receives into the Escrow Fund subscriptions for the Minimum Subscription Amount on or before June 30, 2018, subject to extension by the mutual written agreement of the Company and Depositor to a date no later than December 31, 2018 (“Outside Date”) , the Escrow Fund will be promptly paid to or credited to the accounts of, or otherwise transferred to, the Issuer and the Depositor pursuant to the joint-instructions from the Issuer and the Depositor.

(ii)	If the Issuer does not receive into the Escrow Fund subscriptions for the Minimum Subscription Amount by the Outside Date, or if any subscription is not accepted by the Issuer or the offering is abandoned or terminated, the Escrow Agent shall be provided by Depositor with suitable notice and a list containing the amount received from each subscriber whose funds have been deposited with the Escrow Agent (with respect to each subscriber the “Subscriber Investment Amount”) and the name, address and Taxpayer Identification Number (“TIN”) of each subscriber. The aggregate of all Subscriber Investment Amounts shall not exceed the amount of the Escrow Fund on the Offering Closing Date. The Escrow Agent shall distribute to each subscriber the appropriate Subscriber Investment Amount without interest or deduction within 10 days of receipt of the information described in this Section 4(ii).

Upon delivery of the Escrow Fund to the Issuer or the subscribers as the case may be, by the Escrow Agent, this Escrow Agreement shall terminate, subject to the provisions of Section 8.

5. Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Issuer or Depositor. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6.Succession. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 10 days advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated shall be the Escrow Agent under this Escrow Agreement without further act.

7. Fees. The Issuer agrees to (i) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 1 attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement. Provided the Minimum Subscription Amount is received and an Offering Closing Date is established, upon such closing the Escrow Agent is authorized to deduct such fees from the Escrow Fund without prior authorization from the Issuer or Depositor.

8. Indemnity. The Issuer and the Depositor shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the “indemnitees”) from all loss, liability or expense (including the fees and expenses of in house or outside counsel) arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of the Escrow Agent, or (ii) its following any instructions or other directions from the Issuer or the Depositor, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement. The parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

9. TINs. The Issuer and the Depositor represent that its correct Taxpayer Identification Number (“TIN”) assigned by the Internal Revenue Service or any other taxing authority is set forth in Schedule 1. All interest or other income earned under the Escrow Agreement, if any, shall be allocated to the Issuer and reported, to the extent required by law, by the Escrow Agent to the IRS or any other taxing authority, as applicable, on IRS form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Fund by the Issuer whether or not said income has been distributed during the year.  Unless otherwise indicated in writing by the parties hereto, no taxes or other withholdings are required to be made under applicable law or otherwise with respect to any payment to be made by Escrow Agent. All documentation necessary to support a claim of exemption or reduction in such taxes or other withholdings has been timely collected by Issuer and copies will be provided to Escrow Agent promptly upon a request therefor. Unless otherwise agreed to in writing by Escrow Agent, all tax returns required to be filed with the IRS and any other taxing authority as required by law with respect to payments made hereunder shall be timely filed and prepared by Issuer, including but not limited to, any applicable reporting or withholding pursuant to the Foreign Account Tax Reporting Act (“FATCA”).  The parties hereto acknowledge and agree that the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return or any applicable FATCA reporting with respect to the Escrow Fund.  The Escrow Agent shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities as it determines may be required by any law or regulation in effect at the time of the distribution.

10. Notices. All communications hereunder shall be in writing and shall be deemed to be duly given and received:

(i) upon delivery if delivered personally or upon confirmed transmittal if by facsimile or by other electronic means;

(ii) on the next Business Day (as hereinafter defined) if sent by overnight courier; or

(iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 1 or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (ii) and (iii) of this Section 10, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth on Schedule 1 is authorized or required by law or executive order to remain closed.

11. Security Procedures. In the event Escrow Fund transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on schedule 2 hereto (“Schedule 2”), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Issuer or the Depositor to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

12. Miscellaneous. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 6, without the prior consent of the other parties. This Escrow Agreement shall be governed by and construed under the laws of the State of Delaware. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Delaware. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth in Schedule 1.

Delaware Trust Company
as Escrow Agent

By:
Name:
Its:

TFF Pharmaceuticals, Inc.

By:
Name:
Its:

National Securities Corporation

By:
Name:
Its:

(q) Schedule 1

Effective Date:	March 7, 2018

Name of Issuer:	TFF Pharmaceuticals, Inc.
Issuer Notice Address:	2801 Via Fortune, Suite 425, Austin, Texas 78746
Issuer E-mail:	rsmillsjr@aol.com
Issuer TIN:	82-4344737

Name of Depositor:	National Securities Corporation
Depositor Notice Address:	200 Vesey Street, 25th Floor, New York, NY 10281
Depositor E-mail:	jrich@nationalsecuritiesib.com
Depositor TIN:

Name of Escrow Agent:	Delaware Trust Company
Escrow Agent Notice Address:	2711 Centerville Road, Suite 400
Wilmington, DE 19808
Attn: Escrow Administration
E-mail: trust@delawaretrust.com
Telephone: 866-291-6119
Facsimile: 302-636-8666

Investment: [specify]

☐	BlackRock Temp Fund Cash Management Shares (the “Share Class”), an institutional money market mutual fund for which the Escrow Agent serves as shareholder servicing agent and/or custodian or subcustodian. The parties hereto: (i) acknowledge Escrow Agent’s disclosure of the services the Escrow Agent is providing to and the fees it receives from BlackRock; (ii) consent to the Escrow Agent’s receipt of these fees in return for providing shareholder services for the Share Class; and (iii) acknowledge that the Escrow Agent has provided on or before the date hereof a BlackRock Temp Fund Cash Management Shares prospectus which discloses, among other things, the various expenses of the Share Class and the fees to be received by the Escrow Agent.

☐	Such other investments as Issuer, Depositor and Escrow Agent may from time to time mutually agree upon in a writing executed and delivered by the Issuer and the Depositor and accepted by the Escrow Agent.

☒	The funds shall not be invested.

Escrow Agent’s compensation: See Appended Schedule 3

Schedule 2

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Funds Transfer Instructions

If to Issuer:

Name	Telephone Number

If to Depositor:

Name	Telephone Number

Telephone call-backs may be made to each Issuer and Depositor if joint instructions are required pursuant to this Escrow Agreement.

Schedule 3

Escrow Agent Fees:

$1,000 - set-up fee payable in advance of the closing of the transaction

$3,000 – annual administration fee covering up to 100 deposits, payable in advance of the closing of the transaction and upon each subsequent annual anniversary date. There is an additional administration fee of $750.00 for each block of 50 deposits over the initial 100 deposits.

TRANSACTION FEES:

Wire transfer of fund: $35.00/domestic wire initiated; $75.00/international payment

Checks Cut: $10.00/check cut

1099 Preparation: $12.00/1099 prepared

1042-S Preparation: $50.00/per 1042-S

Returned Check: $30.00/returned item

An additional annual fee of 15 basis points on the escrow account balance payable in advance may be charged for investments other than institutional money market funds with which the Escrow Agent has established servicing arrangements. Out-of-pocket expenses, fees and disbursements and services of an unanticipated or unexpected nature are not included in the above schedule.

EXHIBIT E

2018 stock incentive plan

TFF PHARMACEUTICALS, inc.

2018 STOCK INCENTIVE PLAN

1. Purpose of Plan.

The purpose of this TFF Pharmaceuticals, Inc. 2018 Stock Incentive Plan (the “Plan”) is to advance the interests of TFF Pharmaceuticals, Inc., a Delaware corporation (“Company”), and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the Company’s achievement of its economic objectives.

2. Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1. “Board” means the Company’s Board of Directors.

2.2. “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

2.3. “Cause” means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, (iv) any material breach of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, or (v) with respect to a particular Participant, any other act or omission that constitutes “cause” as may be defined in any employment, consulting or similar agreement between such Participant and the Company or any Subsidiary.

2.4. “Change in Control” means an event described in Section 11.1 of the Plan.

2.5. “Code” means the Internal Revenue Code of 1986, as amended.

2.6. “Committee” means the Compensation Committee of the Board or its delegates who are administering the Plan, as provided in Section 3 of the Plan, or, if no such committee is designated by the Board, the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

2.7. “Common Stock” means the common stock of the Company, $0.001 par value per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.8. “Disability” means any medically determinable physical or mental impairment resulting in the service provider’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2.9. “Effective Date” means January 24, 2018, but no Incentive Stock Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

2.10. “Eligible Recipients” means all employees, officers, consultants and directors of the Company or any Subsidiary, and any person who has a relationship with the Company or any Subsidiary.

2.11. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12. “Fair Market Value” means, with respect to the Common Stock, as of any date: (i) the mean between the reported high and low sale prices of the Common Stock at the end of the regular trading session if the Common Stock is listed, admitted to unlisted trading privileges, or reported on any national securities exchange or on the NASDAQ Global Select or Global Market on such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national exchange or on the NASDAQ Global Select or Global Market, the closing bid price as of such date at the end of the regular trading session, as reported by the Nasdaq Capital Market, OTC Bulletin Board, The OTC Market, or other comparable service; or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.13. “Incentive Award” means an Option, Restricted Stock Award, Restricted Stock Unit or Performance Award granted to an Eligible Recipient pursuant to the Plan.

2.14. “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.15. “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.16. “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.17. “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.18. “Performance Awards” means an award of Common Stock or cash granted to an Eligible Recipient pursuant to Section 8 of the Plan and with respect to which shares of Common Stock or cash will be transferred to the Eligible Recipient in accordance with the provisions of such Section 8 and any agreement evidencing a Performance Award.

2.19. “Performance Criteria” means the performance criteria that may be used by the Committee in granting Restricted Stock Awards or Performance Awards contingent upon achievement of such performance goals as the Committee may determine in its sole discretion. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, or the individual performance of the Eligible Recipient, either absolute or by relative comparison to other companies, other Eligible Recipients or any other external measure of the selected criteria. The Performance Criteria for Incentive Awards that are intended to constitute “performance-based” compensation within the meaning of Section 162(m) of the Code will be based on one or more of the following criteria: earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholders’ equity; return on assets, investment, or capital employed; stock price margin (including gross margin); income (before or after taxes); operating income (before or after taxes); pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added; market share; cash flow (including cash flow per share); share price performance; debt reduction; strategic partnerships and transactions; stockholders’ equity; capital expenditures; operating profit or net operating profit; growth of net income or operating income; and budget management; or any of the foregoing criteria adjusted in a manner prescribed within the time permitted under Section 162(m) of the Code by the Committee (i) to exclude one or more specified components of the calculation thereof or (ii) to include one or more other specified items, including, but not limited to, exclusions under subsection (i) or inclusions under subsection (ii) designed to reflect changes during the Performance Period in generally accepted accounting principles or in tax rates, currency fluctuations, the effects of acquisitions or dispositions of a business or investments in whole or in part, extraordinary or nonrecurring items, the gain or loss from claims or litigation and related insurance recoveries, the effects of impairment of tangible or intangible assets, or the effects of restructuring or reductions in force or other business recharacterization activities, income or expense related to defined benefit or defined contribution pension plans, uninsured losses from natural catastrophes or political and legal developments affecting the Company’s business (including losses as a result of war, terrorism, confiscation, expropriation, seizure, new regulatory requirements, business interruption or similar events).

2.20. “Performance Period” means, in respect of a Performance Award, a period of time established by the Committee within which the Performance Criteria relating to such Performance Award are to be achieved.

2.21 “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

2.22. “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

2.23. “Restricted Stock Unit” means an award granted to an Eligible Recipient pursuant to Section 7 of the Plan that represents a contractual obligation on the part of the Company to transfer shares of Common Stock to the Eligible Participant upon the satisfaction of specified Performance Criteria and/or the completion of a specified period of employment with the Company and its Subsidiaries.

2.24 “Retirement” means normal or approved early termination of employment or service.

2.25. “Securities Act” means the Securities Act of 1933, as amended.

2.26. “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

3. Plan Administration.

3.1. The Committee. The Plan will be administered by the Committee. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, the Committee will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and who are considered “outside directors” within the meaning of Section 162(m) of the Code. The Committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of the Committee will constitute a quorum. To the extent consistent with applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan (other than those that must be exercised by the Committee to satisfy the requirements of Section 162(m) of the Code) pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2. Authority of the Committee.

(a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) any Performance Criteria applicable to any Incentive Awards; (iv) the time or times when Incentive Awards will be granted and, where applicable, settled; (v) the duration of each Incentive Award; (vi) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b) Subject to Section 3.2(d), below, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award other than an Incentive Award intended to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. Notwithstanding the foregoing, no Performance Award (or any other Incentive Award) that is subject to the requirements and restrictions of Section 409A of the Code may be amended in a manner that would violate Section 409A of the Code.

(c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

(d) Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either (A) replacement Options having a lower exercise price; (B) Restricted Stock Awards; or (C) Performance Awards in exchange; or (iii) repurchasing the underwater Options and granting new Incentive Awards under this Plan. For purposes of this Section 3.2(d) and Section 11.4, an Option will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

3.3 Annual Award Limitation. The total number of Restricted Stock Awards, Restricted Stock Units and other shares of Common Stock subject to or underlying Options or Performance Awards awarded to any Participant during any year may not exceed 250,000 shares. A Performance Award, as measured on the date of grant, paid to a Participant with respect to any Performance Period may not exceed $500,000 times the number of years in the Performance Period.

4. Shares Available for Issuance.

4.1. Maximum Number of Shares Available; Certain Restrictions on Awards. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 1,630,000, and the maximum number of shares of Common Stock that will be available for issuance in connection with Incentive Stock Options is 1,630,000. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

4.2. Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that shares subject to an Incentive Award that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. To the extent that the exercise price of any Option and/or associated tax withholding obligations are paid by tender or attestation as to ownership of Previously Acquired Shares, or to the extent that such tax withholding obligations are satisfied by withholding of shares otherwise issuable upon exercise of the Option, only the number of shares of Common Stock issued net of the number of shares tendered, attested to or withheld will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

4.3. Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards and the exercise price of outstanding Options.

5. Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6. Options.

6.1. Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2. Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to any Incentive Stock Option (110% of the Fair Market Value with respect to an Incentive Stock Option if, at the time such Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.3. Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation (i) the achievement of one or more of the Performance Criteria and/or (ii) that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period); provided, however, that if the Committee does not specify the expiration date of the Option, the expiration date shall be 10 years from the date on which the Option was granted. In no case may an Option may be exercisable after 10 years from its date of grant (five years from its date of grant in the case of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4. Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, or by a combination of such methods. For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date.

6.5. Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its legal department and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7. Restricted Stock Awards and Restricted Stock Units.

7.1. Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards or Restricted Stock Units under the Plan, and such Restricted Stock Awards and Restricted Stock Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards and Restricted Stock Units as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria and/or (ii) that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.

7.2. Rights as a Stockholder; Transferability. Except as provided in Sections 7.1, 7.3, 7.4 and 12.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award or pursuant to a Restricted Stock Unit under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

7.3. Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. A Participant to whom Restricted Stock Units have been granted will have no rights to receive any dividends or distributions with respect to the shares of Common Stock underlying the Restricted Stock Units unless and until the Restricted Stock Units is settled and the Participant becomes the holder of record of any shares of Common Stock delivered in settlement of such Restricted Stock Units.

7.4. Enforcement of Restrictions. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

8. Performance Awards.

8.1. Grant. An Eligible Recipient may be granted one or more Performance Awards under the Plan, and such Performance Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Performance Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria and/or (ii) that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.

8.2 Performance Periods. The Performance Period with respect to each Performance Award will be such period of time commencing with the date of grant as is determined by the Committee on the date of grant.

8.3 Specification of Performance Criteria. Any grant of Performance Awards will specify Performance Criteria that, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Performance Criteria a minimum acceptable level of achievement and shall set forth a formula for determining the amount of the Performance Award that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Criteria. The grant of Performance Awards will specify that, before the Performance Awards will be earned and paid, the Compensation Committee of the Board must certify that the Performance Criteria have been satisfied.

8.4. Settlement – Time of Payment.

(a) At the time any Performance Award is granted, the agreement evidencing the Performance Award will specify the time at which the vested portion of the Performance Award will be settled. In no event may the time of payment be changed after the Performance Award is granted.

(b) The agreement may specify that settlement will be made upon vesting or the settlement will occur with respect to all vested Performance Awards as of a specified time.

(c) To the extent the agreement does not provide for the settlement of vested Performance Awards on or before the date that is 2-1/2 months after the end of the year in which the Performance Award (or the relevant portion thereof) vests, the agreement will provide for payment to occur: (a) upon the Eligible Recipient’s separation from service, death or disability; (b) upon a change in control of the Company; or (c) upon a specified date or pursuant to a specified schedule. In all cases in which payment is to be made in accordance with this Section 8.2(c), the times specified for payment will be interpreted and administered in accordance with the requirements of Section 409A of the Code and any applicable regulations or guidance issued in connection with that Code section.

8.3. Settlement – Form of Payment. As specified in the agreement evidencing the Performance Award, or some other written agreement between the Company and the Eligible Recipient, vested Performance Awards will be settled in cash or shares of Common Stock.

8.4. Rights as a Stockholder. A Participant holding a Performance Award shall have no rights as a holder of Common Stock unless and until the Performance Award is settled and shares of Common Stock are delivered to the Participant in such settlement.

8.5. Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Performance Award at the time of grant or at any time after the grant of the Performance Award), the Participant shall not be entitled to receive dividends or distributions with respect to the Shares subject to a Performance Award unless and until the Performance Award is settled and shares of Common Stock are delivered to the Participant in such settlement.

8.6. Unfunded and Unsecured Obligation of the Company. A Performance Award represents an unfunded and unsecured obligation of the Company to make payment to a Participant in accordance with the terms of this Plan or an award agreement. The Participant’s rights with respect to a Performance Award shall be those of an unsecured creditor of the Company.

9. Effect of Termination of Employment or Other Service.

9.1. Termination Due to Death or Disability. In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

(a) All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable for a period of six (6) months after such termination (but in no event after the expiration date of any such Option); and

(b) All Restricted Stock Awards and Restricted Stock Units then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c) All outstanding Performance Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

9.2. Termination Due to Retirement. Subject to Section 9.5 of the Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement:

(a) All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three (3) months after such termination (but in no event after the expiration date of any such Option). Options not exercisable as of such Retirement will be forfeited and terminate; and

(b) All Restricted Stock Awards and Restricted Stock Units then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c) All outstanding Performance Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

9.3. Termination for Reasons Other than Death, Disability or Retirement. Subject to Section 9.5 of the Plan, in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary):

(a) All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three (3) months after such termination (but in no event after the expiration date of any such Option), and Options not exercisable as of such termination will be forfeited and terminate; and

(b) All Restricted Stock Awards and Restricted Stock Units then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c) All outstanding Performance Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

9.4. Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 9, the Committee may, in its sole discretion (which may be exercised in connection with the grant or after the date of grant, including following such termination), determine that upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, any Options (or any part thereof) then held by such Participant may become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards, Restricted Stock Units and Performance Awards then held by such Participant may vest and/or continue to vest or become free of restrictions and conditions to issuance, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee.

9.5. Effects of Actions Constituting Cause. Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or service with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind. The Company may defer the exercise of any Option or the vesting of any Restricted Stock Award or Performance Award for a period of up to ninety (90) days in order for the Committee to make any determination as to the existence of Cause.

9.6. Determination of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or service, as determined by the Committee in its sole discretion based upon such records.

10. Payment of Withholding Taxes.

10.1. General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

10.2. Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 10.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

11. Change in Control.

11.1. A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs has occurred:

(a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to any Successor;

(b) the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c) any Successor (as defined in Section 11.2 below), other than a Bona Fide Underwriter (as defined in Section 11.2 below), becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 25% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors (as defined in Section 11.2 below), or (ii) more than 50% of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

(d) a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) 50% or more, but not more than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors, or (ii) less than 50% of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors); or

(e) the Continuity Directors cease for any reason to constitute at least 50% or more of the Board.

11.2. Change in Control Definitions. For purposes of this Section 11:

(a) “Continuity Directors” of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

(b) “Bona Fide Underwriter” means an entity engaged in business as an underwriter of securities that acquires securities of the Company through such entity’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

(c) “Successor” means any individual, corporation, partnership, group, association or other “person,” as such term is used in Section 13(d) or Section 14(d) of the Exchange Act, other than the Company, any “affiliate” (as defined below) or any benefit plan(s) sponsored by the Company or any affiliate that succeeds to, or has the practical ability to control (either immediately or solely with the passage of time), the Company’s business directly, by merger, consolidation or other form of business combination, or indirectly, by purchase of the Company’s outstanding securities ordinarily having the right to vote at the election of directors or all or substantially all of its assets or otherwise. For this purpose, an “affiliate” is (i) any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned directly or indirectly by the Company; (ii) any other form of business entity in which the Company, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of such entity’s governing body or (iii) any entity that at the time of the approval of this Plan owns in excess of 10% of the Company’s common stock and its affiliates.

11.3. Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award: (a) all Options that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable in accordance with their terms; and (b) all Restricted Stock Awards and Restricted Stock Units that have been outstanding for at least six months will become immediately fully vested and non-forfeitable; and (c) any conditions to the issuance of cash or shares of Common Stock pursuant to Performance Awards that have been outstanding for at least six months will lapse.

11.4. Cash Payment. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant affected thereby, may determine that:

(a) Some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options (“Option Shares”), either (i) as of the effective date of any such Change in Control, cash in an amount equal to the excess of the Fair Market Value of such Option Shares on the last business day prior to the effective date of such Change in Control over the exercise price per share of such Option Shares, (ii) immediately prior to such Change of Control, a number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of the Option Shares as of the last business day prior to the effective date of such Change in Control over the exercise price per share of such Option Shares; or (iii) any combination of cash or shares of Common Stock with the amount of each component to be determined by the Committee not inconsistent with the foregoing clauses (i) and (ii), as proportionally adjusted; and

(b) any Options which, as of the effective date of any such Change in Control, are “underwater” (as defined in Section 3.2(d)) shall terminate as of the effective date of any such Change in Control; and

(c) some or all Participants holding Performance Awards will receive, with respect to some or all of the shares of Common Stock subject to such Performance Awards that remain subject to issuance based upon the future achievement of Performance Criteria or other future event as of the effective date of any such Change in Control of the Company, cash in an amount equal the Fair Market Value of such shares immediately prior to the effective date of such Change in Control.

11.5. Limitation on Change in Control Payments. Notwithstanding anything in Section 11.3 or 11.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the exercisability of an Option as provided in Section 11.3 or the payment of cash or shares of Common Stock in exchange for all or part of an Option as provided in Section 11.4 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 11.3 or 11.4 of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, or provides that the Participant will have the discretion to determine which payments will be reduced in order to avoid an excess parachute payment, then the limitations of this Section 11.4 will, to that extent, not apply.

12. Rights of Eligible Recipients and Participants; Transferability.

12.1. Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

12.2. Rights as a Stockholder. As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

12.3. Restrictions on Transfer.

(a) Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options) or vesting (in the case of Restricted Stock Awards) or settlement (in the case of Restricted Stock Units or Performance Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b) A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options, then such payments will be made to, and the exercise of such Options may be made by, the legal representatives, heirs and legatees of the beneficiary.

(c) Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

12.4. Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

13. Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

14. Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company’s stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or the NASDAQ Global Select, Global or Capital Market or similar regulatory body; or (ii) such amendment seeks to modify Section 3.2(d) hereof. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 11 of the Plan.

15. Effective Date and Duration of the Plan.

The Plan is effective as of the Effective Date. The Plan will terminate at midnight on January 24, 2028 and may be terminated prior to such time by Board action. No Incentive Award will be granted after termination of the Plan. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, according to their terms.

16. Miscellaneous.

16.1. Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware notwithstanding the conflicts of laws principles of any jurisdictions.

16.2. Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

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